UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

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SYMETRA FINANCIAL CORPORATION

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Symetra Financial Corporation
777 108th Avenue NE, Suite 1200
Bellevue, Washington 98004-5135
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF SYMETRA FINANCIAL CORPORATION (the “Company”)

Date:	May 9, 2014
Time:	11:00 a.m. Eastern Time
Place:	Constitution Ballroom at the Fairmont Battery Wharf Three Battery Wharf Boston, Massachusetts 02109
Matters to be voted on:

(1)To elect two Class I directors to serve until the 2017 annual meeting of stockholders of the Company;

(2)To approve the following matters with respect to the Symetra Financial Corporation incentive plans:

(a) To approve the Symetra Financial Corporation Annual Incentive Bonus Plan; and

(b) To approve the Symetra Financial Corporation Equity Plan, including an amendment to extend the term of that plan until June 30, 2019;

(3)To hold an advisory (non-binding) vote to approve the Company’s executive compensation;

(4)To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

(5)To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 14, 2014 will be entitled to notice of and to vote at the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) and at any adjournments or postponements thereof.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow public companies to deliver proxy materials to their stockholders on the Internet. On or about March 27, 2014 we sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) and provided access to our proxy materials over the Internet.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you plan to attend. Even if you plan to attend the Annual Meeting, please vote, as instructed in the Notice, via the Internet or by telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail.
David S. Goldstein
Senior Vice President, General Counsel and Secretary

Bellevue, Washington
March 27, 2014

PROXY STATEMENT
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Symetra Financial Corporation (“we,” “our,” “us,” “Symetra,” or the “Company”) to be voted at the 2014 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held in the Constitution Ballroom at the Fairmont Battery Wharf at Three Battery Warf, Boston, Massachusetts 02109, on May 9, 2014, at 11:00 a.m. Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. Our principal executive offices are located at 777 108th Avenue NE, Suite 1200, Bellevue, Washington 98004-5135.
In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we have provided Internet access to this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2013. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) has been sent to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request that a printed set of the proxy materials be sent to them by following the instructions in the Notice. If you request printed versions of these materials by mail, the materials will include the proxy card for the Annual Meeting.
Also, the Notice provides you with instructions on how to inform us to send our future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Choosing to receive your future proxy materials by email will allow us to provide you with the information you need in a timely manner and save us the cost of printing and mailing documents to you.
Your choice to receive proxy materials by email or printed form by mail will remain in effect until you terminate it.
Copies of our 2013 Annual Report on Form 10-K and our 2013 Corporate Report are being furnished to each stockholder together with this Proxy Statement.

PROPOSAL 1 – ELECTION OF DIRECTORS
At the Annual Meeting, stockholders will be asked to elect two Class I directors to each hold office for a three-year term expiring at the annual meeting in 2017.
Directors are responsible for overseeing management of the Company’s affairs. Currently, the Board is comprised of seven directors divided into three classes, each of which serves a three-year term. Set forth below is information as of February 18, 2014 about each nominee and continuing director, including business experience and service as a director for any SEC-registered company for at least the last five years and any involvement in certain judicial or administrative proceedings for at least the last 10 years. There are no family relationships among our executive officers, the continuing directors and the nominees for director.

Director	Age	Term Expires

Class I
Peter S. Burgess	71	2014
Robert R. Lusardi	57	2014

Class II
Sander M. Levy	52	2015
Lowndes A. Smith	74	2015

Class III
David T. Foy	47	2016
Lois W. Grady	69	2016
Thomas M. Marra	55	2016

Director Qualifications and Board Diversity
The Nominating & Governance Committee is responsible for identifying and evaluating director candidates and recommending them to the Board for nomination and election by stockholders. In performing this role, the Nominating & Governance Committee has not established any specific minimum criteria or qualifications that a potential Board member must possess. Rather, the Nominating & Governance Committee considers a candidate’s independence, as well as factors such as integrity, skills, expertise, breadth of experience, knowledge about the Company’s business or industry, and willingness to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees. The Nominating & Governance Committee also considers the candidate’s experience in relation to that of the other Board members and any other factors it deems appropriate, including, among other things, diversity. The Nominating & Governance Committee views diversity broadly, encompassing differing viewpoints, professional experience, industry background, education, geographical orientation and particular skill sets, as well as race and gender.

Director Nominees
Class I currently consists of two directors with terms expiring May 9, 2014. Upon recommendation of the Nominating & Governance Committee, the Board has proposed current Class I directors, Peter S. Burgess and Robert R. Lusardi, to stand for reelection. Messrs. Burgess and Lusardi are independent directors as defined in the listing standards of the New York Stock Exchange (the “NYSE”) and each has agreed to be named in this Proxy Statement and to serve if elected. If, as a result of currently unforeseen circumstances, any of such nominees shall be unable to serve as a director, proxies will be voted for the election of such other person as the Board may select.

Director Nominees - Business Experience, Qualifications, Skills and Expertise
Peter S. Burgess has been a director of Symetra since June 2010. Since June 1999 he has served as an independent adviser on financial and governance issues to insurance companies and their audit committees. He previously spent 35 years at Arthur Andersen LLP as an accountant and partner until his retirement in 1999. He is also a trustee of John Hancock Funds overseeing approximately 240 mutual funds and a director of Lincoln Educational Services Corporation (NASDAQ: LINC). He was a director at PMA Capital Corporation from 2004 to 2010. Mr. Burgess received his B.S. degree from Lehigh University. Mr. Burgess was selected to be a director of the Company, and here now nominated to be a director of the Company, because of his accounting experience and role with respect to various insurance clients at Arthur Andersen LLP and because he adds valuable financial experience and judgment to the Board.

Robert R. Lusardi has been a director of Symetra since August 2005. Since January 2011 he has been chief executive officer and managing member of PremieRe Holdings LLC, a private insurance company. He was a director of Primus Guaranty, Ltd. (NYSE: PRS) from 2002 to 2011, where he was also senior advisor during 2010. He was also a director at OneBeacon Insurance Group, Ltd. (NYSE: OB) from August 2006 to February 2010. He was president and chief executive officer of White Mountains Financial Services LLC from February 2005 to February 2010. From 1998 to 2005 he was a member of the Executive Management Board of XL Capital Ltd. (now XL Group plc) (NYSE: XL), a multinational insurance company, where his duties included Group chief financial officer and chief executive officer of an operating segment. He received his B.A. and M.A. degrees from Oxford University and his M.B.A. from Harvard University. Mr. Lusardi was selected to be a director of the Company, and here now nominated to be a director of the Company, because of his comprehensive understanding of financial reporting requirements of a publicly traded financial services company.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Continuing Directors - Business Experience, Qualifications, Skills and Expertise
David T. Foy has been a director of Symetra since March 2004 and served as chairman of the board from August 2004 until May 2009. He has been executive vice president and chief financial officer of White Mountains Insurance Group, Ltd. since 2003. Previously, he was senior vice president and chief financial officer of Hartford Life, Inc., which he joined in 1993. He is also a director of OneBeacon Insurance Group, Ltd. (NYSE: OB). He received his B.S. degree from the Rochester Institute of Technology. Mr. Foy was selected to be a director of the Company because of his financial and analytical skills, which he has applied as chief financial officer of a publicly traded insurance holding company.
Lois W. Grady has been a director of Symetra since August 2004 and served as vice chairman of the board from May 2009 through April 2012. Ms. Grady served as executive vice president and director of Investment Products Services of Hartford Life, Inc. from 2002 until her retirement in April 2004 and as senior vice president and director of Investment Products Services of Hartford Life, Inc. from 1998 through 2002. She began her career with Hartford Life, Inc. in 1983. She is also a director of OneBeacon Insurance Group, Ltd. (NYSE: OB). Ms. Grady received her B.S. degree from Southern Connecticut State University. Ms. Grady was selected to be a director of the Company because of the breadth of her experience in and understanding of the financial services industry and her decision-making abilities, which she has applied in a variety of leadership roles in the financial services industry.
Sander M. Levy has been a director of Symetra since August 2004. He is a managing principal and co-founder of Bridge Growth Partners, LLC, a private equity investment firm. He was a founding partner of Vestar Capital Partners, a private equity firm, at its inception in 1988 and was managing director until April 2013. Earlier in his career, he was a member of the Management Buyout Group of The First Boston Corporation. He was a director of Duff & Phelps Corporation from 2007 to 2013 and of Validus Holdings, Ltd. (NYSE: VR) from 2005 to 2012. He received his B.S. degree from the Wharton School of the University of Pennsylvania and his M.B.A. degree from Columbia Business School. Mr. Levy was selected to be a director of the Company because of his accounting and financial background and his advisory experience for both publicly traded and private companies across various industries.
Thomas M. Marra has been a director, chief executive officer and president of Symetra since June 2010 and director and president of Symetra Life Insurance Company since June 2010. He is also an officer and director of various affiliates of Symetra. Prior to joining Symetra, Mr. Marra served as senior advisor at the Boston Consulting Group in the North America Financial Services division from September 2009 until May 2010. Beginning in 1980, when he was an actuarial student, and until July 2009, Mr. Marra was with The Hartford Financial Services Group, Inc. (“The Hartford”). While at The Hartford, he held increasingly senior positions, most recently as president and chief operating officer, as well as holding various directorships with the parent company and its subsidiaries. He is currently a director of the American Council of Life Insurers (“ACLI”) and a past chairman of the board of the ACLI and of the Insured Retirement Institute. Mr. Marra is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He received his B.S. degree from St. Bonaventure University. Mr. Marra was selected to be a director of the Company because of his over 30 years of experience in the life insurance industry and his proven leadership skills.
Lowndes A. Smith has been a director of Symetra since June 2007 and has served as chairman of the board since May 2009. Mr. Smith has served as managing partner of Whittington Gray Associates since 2003. Mr. Smith formerly served as vice chairman of The Hartford Financial Services Group, Inc. (“The Hartford”) and president and chief executive officer of Hartford Life Insurance Company until his retirement in 2002. He joined The Hartford in 1968. Mr. Smith also serves as chairman of OneBeacon Insurance Group, Ltd. (NYSE: OB) and is a director of White Mountains Insurance Group, Ltd. (NYSE: WTM) and 84 investment companies in the mutual funds of The Hartford. He received his B.S. degree from Babson College. Mr. Smith was selected to be a director of the Company because of his more than 40 years of experience in the insurance industry, including the life and property and casualty industries, his demonstrated leadership capabilities, and his experience from having served on many publicly traded and private company boards in various capacities, including having served on the board of the American Council of Life Insurers and as chairman of the Connecticut Children’s Medical Hospital.

CORPORATE GOVERNANCE
The Board has adopted Corporate Governance Guidelines to provide a framework for its governance policies and practices. The full text of our Corporate Governance Guidelines, Code of Business Conduct, Insider Trading Policy, Independent Auditor Services Pre-Approval Policy and the charters of the Audit, Compensation, Finance and Nominating & Governance Committees can be found at www.symetra.com by clicking on “Investor Relations” and then on “Governance.” Stockholders may also obtain copies of these documents free of charge by making a written request to the Company at the address shown on the cover of this Proxy Statement. Our Code of Business Conduct applies to all directors, officers and employees. Any changes to (other than technical, administrative or non-substantive amendments) and any waivers of our Code of Business Conduct for executive officers or directors may be made only by the Board or the Audit Committee. We intend to post any such changes or waivers on our website at the address given above.

Process for Selecting Director Candidates
The Company’s bylaws provide that the number of directors will be fixed from time to time by the Board. The Nominating & Governance Committee is responsible for assessing the Board’s composition and recommending changes in the size of the Board as circumstances and the needs of the Company change from time to time. The Nominating & Governance Committee also will make recommendations to the Board regarding nominees for director as provided in its charter and in accordance with the provisions of the Company’s Corporate Governance Guidelines. Consideration of a nominee for the Board involves a series of internal discussions, review of a nominee’s background and experience and interviews of the nominee. Candidates for nomination may be suggested by members of the Board, our officers or our stockholders. The Nominating & Governance Committee then will meet to consider and approve the final nominees and makes its recommendation to the Board to fill a vacancy or add an additional member or recommend a slate of nominees to the Board for nomination and election to the Board. The source for a recommendation does not affect the way in which the Nominating & Governance Committee performs its evaluation of a candidate. Director nominees recommended by the Nominating & Governance Committee, including for election at an annual meeting, are subject to approval by the Board. The Nominating & Governance Committee may use outside search firms and advisors to help identify director candidates and has sole authority to approve related fees and other retention terms.

Stockholder-Recommended Director Candidates
Stockholders recommending director candidates for consideration should send their recommendations to the attention of the Secretary at the address shown on the cover of this Proxy Statement. Stockholders who wish to nominate directors directly at an annual meeting in accordance with procedures in our bylaws should follow the instructions under “General Information About the Meeting - Submission of Stockholder Proposals for 2015 Annual Meeting” in this Proxy Statement.

Director Attendance
All directors are expected to attend each meeting of our Board and the committees on which they serve and also are expected to attend our annual meetings of stockholders. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he or she served, in each case, during 2013. Six of the seven incumbent directors attended the Company’s 2013 annual meeting of stockholders.

Director Independence
The relationship between each of our non-employee directors and the Company is examined at least annually. The Board has determined that Messrs. Burgess, Levy, Lusardi and Smith and Ms. Grady qualify as “independent” directors in accordance with NYSE and SEC requirements. In addition, the Board has determined that Mr. Foy is not an independent director due to Mr. Foy’s current service as executive vice president and chief financial officer of White Mountains Insurance Group, Ltd. White Mountains Insurance Group, Ltd. is a beneficial owner of 20,048,879 shares of our common stock. Mr. Marra does not qualify as an independent director because he is an employee of the Company.

Executive Sessions of Non-Management Directors
Non-management directors generally meet in executive session without Company management present as part of regularly scheduled Board meetings. Mr. Smith, chairman of the board, presides over these meetings.

Board Leadership
The Board’s current leadership structure separates the position of chief executive officer (“CEO”) and chairman of the board. Thomas M. Marra serves as our CEO and Lowndes A. Smith serves as our chairman of the board. We believe that separating these two positions is in the best interest of the Company because it enables Mr. Marra to guide our Company and manage the day-to-day complexities of our business, while enabling Mr. Smith to provide leadership at the Board level. Although the positions of CEO and chairman of the board are currently separate, the Board believes there is no single best organizational model for all circumstances, and the Board retains the authority to combine the positions of CEO and chairman of the board if it deems such action appropriate in the future. The Board’s administration of risk oversight has not affected the leadership structure of the Board.

Board Risk Oversight
The Company faces risk in a variety of areas, including: interest rates; business strategy; financial condition; government regulation; investment portfolio management; development of new products and strategies; distribution; operations; and reputation, among other areas. For more information on these and other risks, as well as the Company’s risk management practices, please see the sections entitled “Risk Factors” and “Enterprise Risk Management” in the 2013 Annual Report on Form 10-K.
Management is primarily responsible for assessing risks and implementing appropriate risk management processes and controls. The Board believes that overseeing how management manages the Company’s risks is one of its most important responsibilities. In fulfilling its risk oversight role, the Board, or a committee of the Board, reviews reports and analyses on significant risks identified by the Company’s chief risk officer and other management on at least an annual basis.
Board committees that oversee aspects of the Company’s risk management regularly report to the full Board. The Audit Committee discusses with management (and to the extent appropriate, with our internal and independent auditors) the Company’s policies with respect to risk assessment and risk management and, in coordination with the Finance Committee, the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures. The Finance Committee reviews the risks inherent in the Company’s business and the Company’s strategy for understanding and minimizing the consequences of such risks. The Compensation Committee reviews our compensation programs and practices to ensure that they do not create risks that are reasonably likely to have a material adverse effect on the Company.

Succession Planning
At least annually, the Nominating & Governance Committee reviews the short- and long-term succession plans for the CEO and other senior management positions and reports to the Board (or, in the Committee’s discretion, to the non-management members of the Board) on succession planning.

Communication with Directors
Stockholders and other interested parties may communicate with the Board, non-management directors as a group, any of the Board’s committees or any individual member of the Board, including the chairman, by writing to the addressee, in care of the Secretary, at the address shown on the cover of this Proxy Statement.
The Audit Committee maintains procedures for the treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing and federal securities law matters. The Audit Committee also maintains procedures for the confidential, anonymous submission by Company employees regarding concerns of fraud or questionable accounting, auditing and federal securities law matters. Complaints concerning accounting or auditing issues can be sent directly to the Company’s Audit Committee at the following address:
Private and Confidential
Mr. Sander M. Levy, Chairman of the Audit Committee
Symetra Financial Corporation
777 108th Avenue NE, Suite 1200
Bellevue, WA 98004-5135

Board Committees
Our Board has four standing committees that assist it in discharging its duties. Each standing committee is composed of at least two independent directors and operates under a written charter. All standing committee charters are available on our website, www.symetra.com, by clicking on “Investor Relations” and then by clicking on “Governance.” Each committee’s primary functions are described below, together with their current membership and number of meetings. All members of the Audit Committee, Compensation Committee and Nominating & Governance Committee have been determined to be independent directors in accordance with NYSE listing standards. In addition, members of the Compensation Committee also meet the requirements of (i) a non-employee director under SEC rules; and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. Members of the Audit Committee also meet the requirements of (i)  more stringent independence standards set forth by the SEC for audit committee members in Exchange Act Rule 10A-3 and (ii) NYSE rules regarding financial literacy. In addition to standing committees, special committees of the Board may be formed from time to time for a specific purpose.
Audit Committee
The Audit Committee has the responsibility to assist the Board in fulfilling its oversight responsibilities to the Company’s stockholders and the other important constituencies the Board serves. The primary purposes of the Audit Committee are to (i) assist Board oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and the independent auditors and the Company’s compliance with legal and regulatory requirements; (ii) provide an avenue of communication among the independent auditors, management, the internal auditors and the Board; and (iii) prepare the Audit Committee Report included in the Company’s annual proxy statement. The Board has determined that Mr. Burgess is an Audit Committee Financial Expert as defined under SEC rules.
Compensation Committee
The purpose of the Compensation Committee is to (i) review and make recommendations on director compensation; (ii) discharge the Board’s responsibilities relating to the compensation of executives; (iii) oversee the administration of the Company’s or the Company’s major subsidiaries’ compensation plans, in particular the incentive compensation and equity-based plans; and (iv) prepare the annual report on executive compensation included in the Company’s annual proxy statement.
Compensation Consultant. The Compensation Committee did not retain any compensation consultants in 2013. In the event the Compensation Committee retains a compensation consultant in the future, the Compensation Committee will review the relationship between the compensation consultant and the Company with regard to, among other things, the requirements of NYSE rules relating to the selection and assessment of conflicts of interest pertaining to compensation consultants.
Finance Committee
The purpose of the Finance Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the Company’s financial, investment and capital management policies; (ii) the Company’s financial risk management; and (iii) mergers, acquisitions and divestitures by the Company.
Nominating & Governance Committee
The functions of the Nominating & Governance Committee are to (i) identify individuals qualified to become Board members and recommend such individuals to the Board for nomination for election to the Board; (ii) make recommendations to the Board concerning committee appointments; (iii) develop, recommend and annually review corporate governance guidelines applicable to the Company and oversee corporate governance matters; and (iv) oversee the evaluation of the Board and management.

Board and Standing Committee Membership

Director	Board	Audit	Compensation	Finance	Nominating & Governance
Peter S. Burgess(1)	X	Financial Expert		X	X
David T. Foy	X			Chair
Lois W. Grady(1)	X		Chair
Sander M. Levy(1)	X	Chair	X	X	X
Robert R. Lusardi	X	X	X
Thomas M. Marra	X			X
Lowndes A. Smith(1)	Chairman	X	X		Chair

2013 Meetings	13	9	3	5	3
(1) Non-employee director who also serves on the Board of the Company’s subsidiary, First Symetra National Life Insurance Company of New York and, except for Mr. Smith, on its Audit Committee.

Certain Relationships and Related Transactions
Policies and Procedures for Approval of Related Party Transactions
We have a written policy regarding the approval of related party transactions. A related party transaction is any transaction or series of transactions in which the Company or a subsidiary was or is to be a participant involving an amount in excess of $120,000, and a related party had or will have a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our common stock or immediate family member of any of the above.
Our Related Party Transaction Policy sets forth policies and procedures for the review and approval or ratification of related party transactions. On an annual basis, directors, director nominees and executive officers are each required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related party has a direct or indirect material interest. Our General Counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. Any transaction involving a related party that is entered into or proposed to be entered into must be reported to our General Counsel, who then presents related party transactions to the Audit Committee for review and approval. The Audit Committee may approve or ratify the related party transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in the best interest of the Company. In addition, the Audit Committee annually reviews those related party transactions that are ongoing in nature.
The following is a summary of each related party transaction for the year ended December 31, 2013.
Relationships and Transactions with White Mountains Insurance Group, Ltd. and its Affiliates
A majority of our investments are managed by White Mountains Advisors LLC (“WM Advisors”), a subsidiary of White Mountains Insurance Group, Ltd. White Mountains Insurance Group, Ltd. beneficially owns 20,048,879 shares of our common stock. Mr. David T. Foy, one of our directors, serves as executive vice president and chief financial officer of White Mountains Insurance Group, Ltd. The total fees incurred with respect to WM Advisors under our investment management agreement with them for the year ended December 31, 2013 were $16.9 million.
We are party to certain shareholders agreements, dated as of March 8, 2004, March 19, 2004 and April 16, 2004, with our then stockholders. These shareholders agreements terminated on the closing of our initial public offering on January 27, 2010, other than certain provisions, including those relating to registration rights, confidentiality and competition, that remain in effect. Regarding registration rights, for 10 years following our initial public offering, stockholders who are party to a shareholders agreement holding in the aggregate 10% of all registrable securities (as defined in the shareholders agreements) then held by stockholders who are party to a shareholders agreement, may request that we register such securities through an underwritten public offering or the filing of a shelf registration statement with the SEC or permit the sale of such securities already included in an effective shelf registration statement pursuant to an underwritten public offering, subject to certain limitations. During this period, if we register shares of common stock in connection with an offering, stockholders who are party to a shareholders agreement will be given an opportunity to include their registrable securities, subject to certain limitations. With respect to confidentiality provisions, the shareholders agreements provide that, for an indefinite period of time, the stockholders who are party to a shareholders agreement will keep confidential any non-public information made available to them during the due diligence process of any prior offering of our common stock. The shareholders agreements provide that, for an indefinite period of time, we will indemnify the holders of registrable securities and any underwriters for losses or damages arising out of material misstatements or omissions in the relevant registration statement or prospectus or violations of law in connection with the registration of registrable securities, and further provide that the holders of registrable securities and any underwriters will indemnify us for losses or damages arising out of material misstatements or omissions in the relevant registration statement or prospectus that was made in reliance on written information furnished by such holders or underwriters. The shareholders agreements also provide that the stockholders may freely engage in, or invest in, businesses that are competitive with ours and that there are no obligations for any stockholder to refer any business opportunities to us. In addition, as long as White Mountains Insurance Group, Ltd. beneficially owns at least 10% of our outstanding common stock, each stockholder who is a party to a shareholders agreement is required to vote its shares for one board member as may be designated by White Mountains Insurance Group, Ltd.
Our subsidiary, Symetra Life Insurance Company, entered into an accident and health reinsurance agreement with Sirius America Insurance Company, a subsidiary of White Mountains Insurance Group, Ltd. This reinsurance agreement is on substantially the same terms as agreements entered into with unrelated third parties. We recorded ceded reinsurance premiums of $0.2 million and recovered $0.2 million in ceded losses for the year ended December 31, 2013.
Warrant Transactions with Related Parties
The Company entered into agreements on June 20, 2013 with SYA Insurance Holdings (NL) B.V., a subsidiary of White Mountains Insurance Group, Ltd., and with General Reinsurance Corporation, a subsidiary of Berkshire Hathaway Inc., to effect the exercise of previously issued warrants to purchase our common stock in a cashless transaction. Berkshire Hathaway Inc. beneficially owns 20,048,879 shares of our common stock as does White Mountains Insurance Group, Ltd. The exercised warrants were issued on July 29, 2004 and entitled each warrant holder to purchase 9,487,872 shares of our common stock at an exercise price of $11.494 per share. The warrants were scheduled to expire on July 29, 2014. In accordance with the terms of the warrants applicable to a cashless exercise, we issued and delivered 2,464,843 shares of our common stock to SYA Insurance Holdings (NL) B.V. and 2,464,843 shares of our common stock to General Reinsurance Corporation. Also, in exchange for the agreement of the warrant holders to exercise their respective warrant on a cashless basis prior to the scheduled expiration date, an additional 184,036 shares of our common stock were issued to each warrant holder representing the fair value of the warrant on the exercise date.
Share Repurchases from a Related Party
The Company entered into an agreement on May 17, 2013 with Vestar Capital Partners IV, L.P., an affiliate of Vestar Capital Partners, to purchase 6,089,999 shares of our common stock for a cash purchase price of $13.4325 per share in a privately negotiated transaction pursuant to the Company’s Stock Repurchase Program adopted by the Company’s Board of Directors on February 1, 2013. We paid cash of $81.8 million and reduced total stockholders’ equity by a corresponding amount.
Other Relationships and Transactions with Related Parties
The following transactions involve the operations of certain subsidiaries and were entered into in the ordinary course of business:
Symetra Life Insurance Company entered into a coinsurance reinsurance agreement with Wilton Reassurance Company (“Wilton Re”). This agreement is on substantially the same terms as agreements entered into with unrelated third parties. At the time the agreement was entered into, Vestar Capital Partners beneficially owned 6,089,999 shares of our common stock and had an investment interest in Wilton Re. Mr. Sander M. Levy, one of our directors and chairman of our Audit Committee, was serving on the board of directors of Wilton Re at that time. Mr. Levy was not directly involved in the business dealings between the two companies but disclosed the relationship to our Audit Committee, which ratified the relationship. We recorded ceded reinsurance premiums of $1.5 million and recovered $0.4 million in ceded losses for the year ended December 31, 2013.
Symetra Life Insurance Company is a party to several coinsurance reinsurance agreements with General Re Life Corporation. These agreements are on substantially the same terms as agreements entered into with unrelated third parties. General Re Life Corporation is the North American life and health reinsurance company of General Re Corporation, a subsidiary of Berkshire Hathaway Inc. We recorded ceded reinsurance premiums of $0.7 million and recovered $0.1 million in ceded losses for the year ended December 31, 2013.
Symetra Life Insurance Company issued an insurance policy for specific and aggregate excess loss coverage to Nebraska Furniture Mart with an effective date of January 1, 2013 on substantially the same terms as those provided to unrelated third parties. Nebraska Furniture Mart is a subsidiary of Berkshire Hathaway Inc. We recorded premiums of $0.9 million and losses of $1.0 million for the year ended December 31, 2013.
Symetra Life Insurance Company issued an insurance policy for specific excess loss coverage to XTRA Corporation with an effective date of January 1, 2013 on substantially the same terms as those provided to unrelated third parties. XTRA Corporation is a subsidiary of Berkshire Hathaway Inc. We recorded premiums of $0.2 million and no paid losses for the year ended December 31, 2013.
Symetra Life Insurance Company and First Symetra National Life Insurance Company of New York each had separate Master Services Agreements (“MSA”) with BHG Structured Settlements (“BHG”) to market BHG’s structured settlement products. BHG is a subsidiary of Berkshire Hathaway Inc. The agreements were terminated on January 1, 2013. In conjunction with the termination of the MSA with Symetra Life Insurance Company, Symetra Life Insurance Company and BHG entered into a termination endorsement on terms no less favorable than terms that could be reached with unrelated third parties. The endorsement provided that BHG pay us a termination fee representing amounts that would otherwise be payable if the MSA were not terminated prior to its initial term and that we would transition our sales and marketing capabilities to BHG. We recorded revenue of $1.7 million on the MSAs and the endorsement for the year ended December 31, 2013 representing fees payable by BHG for structured settlement products sold prior to the termination date ($0.7 million) and the termination fee ($1.0 million).
Indemnification Agreements with our Directors and Officers
Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. In addition, as permitted by the laws of the state of Delaware, we have entered into indemnification agreements with each of our directors and certain officers. Under the terms of our indemnification agreements, we are required to provide indemnification to the fullest extent permitted by the laws of the state of Delaware, against any and all (i) costs and expenses (including attorneys’ and experts’ fees, expenses and charges) actually and reasonably paid or incurred in connection with investigating, defending, being a witness in or participating in, or preparing to investigate, defend, be a witness in or participate in; and (ii) damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement relating to, resulting from or arising out of, in the case of either (i) or (ii), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that such person determines might lead to the institution of any such action, suit or proceeding, by reason of the fact that (a) such person is or was a director, officer, employee or agent of the Company and/or a subsidiary of the Company or (b) such person is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, nonprofit organization, joint venture, trust or other enterprise. The indemnification agreements also require us, if so requested, to advance within 20 business days any and all costs and expenses to the director or officer that such person determines reasonably likely to be payable, provided that such person will return any such advance that remains unspent at the final conclusion of the claim to which the advance related. Our bylaws also require that such person return any such advance if it is ultimately determined that such person is not entitled to indemnification by us as authorized by the laws of the state of Delaware.
We are not required to provide indemnification under our indemnification agreements for certain matters, including (i) indemnification beyond that permitted by the laws of the state of Delaware; (ii) indemnification in connection with certain proceedings or claims initiated or brought voluntarily by the director or officer; (iii) indemnification for settlements the director or officer enters into without the Company’s written consent; (iv) indemnification related to disgorgement of profits under Section 16(b) of the Exchange Act; (v) indemnification where a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or (vi) indemnification for liabilities for which the director or officer has received payment under any insurance policy as may exist for such person’s benefit, our articles of incorporation or bylaws or any other contract or otherwise. The indemnification agreements require us, to the extent that our Board determines it to be economically reasonable, to maintain directors’ and officers’ liability insurance.

PROPOSAL 2 – APPROVAL OF INCENTIVE PLANS
We are requesting stockholder approval of the material terms of the Symetra Financial Corporation Annual Incentive Bonus Plan (the “AIB Plan”) and the Symetra Financial Corporation Equity Plan (the “Equity Plan”), each a “Plan” and together, the “Incentive Plans.” In addition, we are seeking approval of an amendment to the Equity Plan to extend the term of that Plan to June 30, 2019. A complete copy of the AIB Plan is attached as Appendix A to this Proxy Statement and a complete copy of the Equity Plan is attached as Appendix B to this Proxy Statement. For a summary of the material terms of each of the Incentive Plans, see “Compensation Discussion and Analysis - Elements of Compensation” and “Compensation of Named Executive Officers - Employee Benefit Plans.”
The AIB Plan was originally adopted by the Board of Directors in 2010 and the Equity Plan was originally adopted in 2007 and subsequently amended in 2009 and 2011. On March 5, 2014, the Board of Directors approved amendments to both Incentive Plans designed to ensure that all incentive awards granted under each Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (hereinafter, “Section 162(m)”). Section 162(m) provides that compensation paid to a “covered employee” in excess of $1 million in a taxable year is not deductible by the Company for federal income tax purposes. However, certain types of compensation, including performance-based compensation, are not subject to this limit. Therefore, the amendments to the Incentive Plans should ensure that awards granted under them are deductible by the Company. On March 5, 2014, the Board of Directors also approved an amendment to the Equity Plan to extend the term of that Plan from October 19, 2017 to June 30, 2019 in order to facilitate future periodic approval of both Incentive Plans by stockholders (described below) on the same timetable.
In order for the Incentive Plans to be fully compliant with Section 162(m), the material terms of each Plan must be approved periodically by the Company’s stockholders. The first such periodic approval must occur no later than the fourth annual meeting of the Company’s stockholders subsequent to the Company becoming a public company. Although the Equity Plan was approved by stockholders in 2011, the AIB Plan has not been approved by stockholders. Therefore, to comply with Section 162(m), stockholders must approve the material terms of the AIB Plan at the Annual Meeting. In addition, once stockholders have approved either Incentive Plan, changes to the material terms of the Plan may only become effective with stockholder approval. Therefore, most of the amendments made by the Board of Directors to the Equity Plan on March 5, 2014 (for example, extending its term until 2019) must be approved by stockholders at the Annual Meeting before they can become effective.
For the Equity Plan, Section 162(m) requires that stockholders approve the criteria for the goals for awards at least once every five years. Also for the Equity Plan, NYSE rules require stockholder approval of the Plan at least once every ten years. The Equity Plan is scheduled to expire on October 19, 2017. The amendment approved by the Board of Directors to extend that date until June 30, 2019, would align our stockholder approval requirements so that the Equity Plan expiration coincides with our next five-year approval for Section 162(m) purposes.
As explained in specific detail below, the Board of Directors is soliciting stockholder approval of amendments to each Incentive Plan that are intended to clarify possible ambiguities in the language of the Plans that otherwise might be construed to limit or prevent the treatment of compensation awarded under one or both Plans as performance-based compensation under Section 162(m). If stockholders do not approve the material terms of each of the Incentive Plans, the Company may not be able to deduct as an expense for federal income tax purposes compensation to a covered employee in any tax year in excess of $1 million. The inability to deduct such an expense, however, would not prevent the Company from paying such compensation and incurring the expense.

The Board of Directors is also soliciting stockholder approval of an amendment to the Equity Plan to extend the expiration date of the Plan to June 30, 2019. We believe that extending the expiry date to coincide with the next required approval date for Section 162(m) purposes creates an efficiency that should save the cost of seeking multiple approvals in successive years. This would permit efficient administration of the Equity Plan while also providing stockholders with the ability to evaluate and vote on the continuation of the Plan with appropriate frequency.

PROPOSAL 2(a) – APPROVAL OF SYMETRA FINANCIAL CORPORATION ANNUAL INCENTIVE BONUS PLAN
Summary of AIB Plan
Eligibility. Generally, all salaried employees of the Company whose customary employment with the Company is at least 20 hours per week and who do not participate in another sales or production plan sponsored by the Company are eligible to participate in the AIB Plan. As of January 1, 2014, approximately 1,028 employees participate in the AIB Plan, including our eight executive officers.
Plan Administration. The AIB Plan is administered by the Compensation Committee. The Compensation Committee has the power to adopt any rules deemed necessary or desirable for the administration of the AIB Plan, as well as the exclusive discretionary authority to construe, interpret and make all other determinations necessary or advisable for the administration of the AIB Plan. The Compensation Committee has authority to interpret the AIB Plan and any determination by the Compensation Committee will be final.
Awards to Participants. The AIB Plan provides for annual cash awards to participants based on achievement of specific Company performance goals and individual performance goals for the year. At the beginning of each year, the Compensation Committee will establish the Company and, for covered employees, individual performance goals for the year and the target award that will be earned if the performance goals are achieved. After the end of the year, the Compensation Committee will certify the extent to which the performance goals are achieved and determine the amount of the award that is payable; provided that the Compensation Committee will have the discretion to determine that the actual amount paid with respect to an award will be less than (or for non-covered employees greater or less than) the payout calculated under the AIB Plan.
Company Performance Goals. The AIB Plan provides that at the beginning of each year, the Compensation Committee will select one or more specific, objective Company performance goals for the year. The amended AIB Plan allows the Compensation Committee to choose performance goals based on one or more of the following criteria: consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net income; adjusted operating income; earnings per share; adjusted operating income per share; book value; adjusted book value; statutory book value; book value per share; adjusted book value per share; return on stockholders’ equity; operating return on average equity; modified operating return on equity; expense management; return on investment; improvements in capital structure; share price; combined ratio; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; market share; revenues or sales; costs; cash flow; return on assets; customer satisfaction; employee satisfaction; economic value per share, underwriting return on capital; underwriting return on equity; and risk-based capital (RBC). At the end of each year, the Compensation Committee determines a percentage (the “Company Performance Modifier”) based on the Company’s actual performance relative to the Company performance goals for that year. The maximum Company Performance Modifier for any year is 200%.
Individual Performance Goals. The AIB Plan further provides that, for covered employees, the Compensation Committee determines or establishes individual performance goals to measure a participant’s achievements for the year. Such individual performance goals may differ from participant to participant and from year to year. At the end of each year, the Compensation Committee determines a percentage (the “Individual Performance Modifier”) for each covered employee according to the performance rating distribution for all participants for that year. The Individual Performance Goal criteria are limited to the criteria listed in the prior paragraph. The maximum Individual Performance Modifier for any year is 200%.
Amounts of Awards. The target award for each participant is determined by multiplying the participant’s aggregate base salary for the year by the target percentage applicable to the participant’s position for the year. The award that is actually paid to a participant is calculated by multiplying their target award for the year by both the Company Performance Multiplier for the year and the Individual Performance Multiplier for the year. Awards may be less than or greater than 100% of the target award. In addition, the Compensation Committee has the discretion to decrease or increase the award payable to a participant, but the maximum award to any participant cannot exceed 200% of their target award and a covered employee’s award cannot be greater than the amount calculated under the payout formula. The actual awards to be paid under the AIB Plan as proposed herein cannot be determined at this time since the awards are dependent on the performance of the Company and the participants for the year 2014 and subsequent years. The awards earned by our Named Executive Officers in 2013 under the AIB Plan that are to be paid in 2014 are disclosed in our “Compensation of Named Executive Officers - Summary Compensation Table” as a component of

“Non-Equity Incentive Plan Compensation.” While non-covered employees may receive awards in certain cases of death, disability, or retirement based on the Company Performance Modifier, the amended AIB Plan clarifies that any awards for covered employees will only be paid if the Compensation Committee determines that all performance goals are met.
Amendment and Termination of Plan. The Board may amend or terminate the AIB Plan in any respect at any time, except that stockholder approval will be required for any amendment to the AIB Plan that would be required under Section 162(m).
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S ANNUAL INCENTIVE BONUS PLAN AND THE AMENDMENTS INTENDED TO CLARIFY THE 162(m) COMPLIANT TERMS OF THAT PLAN.

PROPOSAL 2(b) – APPROVAL OF SYMETRA FINANCIAL CORPORATION EQUITY PLAN
Summary of Equity Plan
Eligibility. All employees, directors and consultants are potentially eligible to participate in the Equity Plan. As of January 1, 2014, approximately 54 employees participate in the Equity Plan, including our eight executive officers.
Plan Administration. The Equity Plan is administered by the Compensation Committee. The Compensation Committee determines which individuals will receive awards, the number of shares or units to be granted, the exercise or purchase price for awards, the vesting schedule for each award and the maximum term of each award. The Compensation Committee has the power to adopt any rules deemed necessary or desirable for the administration of the Equity Plan, as well as the exclusive discretionary authority to construe, interpret and make all other determinations necessary or advisable for the administration of the Equity Plan. The Compensation Committee has authority to interpret the Equity Plan and any determination by the Compensation Committee will be final.
Awards to Participants. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. All of these types of awards and their terms are described in “Compensation of Named Executive Officers - Employee Benefit Plans.” As of December 31, 2013 we have only granted stock options, restricted stock and performance units. For a description of each of these awards and how they have been used, see “Compensation Discussion and Analysis - Elements of Compensation.” The total number of common stock shares reserved for issuance under the Equity Plan is 7,830,000, of which, 4,142,630 remain available for issuance as of February 18, 2014. During any calendar year, the maximum aggregate number of shares subject to awards granted to any individual is 1,500,000. These amounts are not being amended.
The following summarizes the amended performance-based awards under the plan.
Performance-Based Awards. Performance unit awards are generally granted annually and have a three-year term. The Compensation Committee chooses a performance target for the performance unit award at the time of grant based on one or more of the following criteria: consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net income; adjusted operating income; earnings per share; adjusted operating income per share; book value; adjusted book value; statutory book value; book value per share; adjusted book value per share; return on stockholders’ equity; operating return on average equity; modified operating return on equity; expense management; return on investment; improvements in capital structure; share price; combined ratio; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; market share; revenues or sales; costs; cash flow; return on assets; customer satisfaction; employee satisfaction; economic value per share, underwriting return on capital; underwriting return on equity; and risk-based capital (RBC). At the end of the three-year award period, the Compensation Committee determines the level of attainment of the performance target and assigns a performance percentage of 0% to 200% of target. The matured performance units will be paid in cash in an amount equal to the then notional value of the target shares multiplied by the performance percentage, provided that the maximum that any participant can earn from performance units for an award period is $25,000,000.
Performance share awards are allowed by the Equity Plan but none has been granted to date. A performance share award entitles a participant to receive all or part of the value of a specified number of hypothetical shares if specified performance objectives, as determined by the Compensation Committee, are satisfied during a specified award period. The performance objectives would be based on one or more of the criteria listed above for performance units. The payout under a performance share award is the product of (i) the target number of performance shares subject to award; (ii) the performance percentage; and (iii) the fair market value of a share on the date the award is paid or becomes payable to the participant. Performance shares count against the shares available for issuance under the plan and the maximum number that can be granted to any individual in a year is 1,500,000.

Restricted stock awards that have been made under the Equity Plan provide for vesting based on continued employment as described in “Compensation Discussion and Analysis - Elements of Compensation.” Restricted stock unit awards are allowed by the Equity Plan as described in “Compensation of Named Executive Officers - Employee Benefit Plans” but none has been granted to date. The Equity Plan allows for restricted stock and restricted stock units to be issued with vesting based on performance conditions, which could therefore be performance-based awards. Such performance conditions would be based on one or more of the criteria listed above for performance units.
Amounts of Awards. The actual awards to be paid under the Equity Plan as proposed herein cannot be determined at this time since the awards are dependent on the Company’s stock price or the performance of the Company and the participants beginning in 2014 and for at least the three subsequent years. The awards earned by our Named Executive Officers in the three-year period prior to 2014 under the Equity Plan that are to be paid in 2014 are disclosed in our “Compensation of Named Executive Officers - Summary Compensation Table” as a components of “Stock Awards” and “Non-Equity Incentive Plan Compensation.”
Taxation of Awards. Performance unit and performance share awards and stock appreciation rights are taxable as ordinary income only when and if paid. There is no taxation on stock options when granted. When an option is exercised, the difference between the exercise price and the stock price on the date of exercise is taxable as ordinary income, while any subsequent increase in the stock price is taxable as a capital gain. However if the option is an incentive stock option, there is no taxation on exercise of the option and all the gain is taxed as capital gain, if the stock is held for at least one year after exercise. Restricted stock is taxable on its value at the date it vests, unless the participant made an election to pay tax on its value at the time it was granted. Restricted stock units are taxable as ordinary income at the value of the underlying stock when the units vest.
Proposed Amendments. The amendments to the Equity Plan apply only to performance units, performance shares and, if vested based on performance, restricted stock and restricted stock units and are designed to clarify and ensure that payments on awards to covered employees are made only to the extent they have attained the performance percentage. Non-covered employees may receive payment in certain circumstances such as death, disability, retirement, or termination after a change in control, in the Compensation Committee’s discretion or based on a fixed performance percentage.
Amendment and Termination of Plan. The Board may amend or terminate the Equity Plan in any respect at any time, except that stockholder approval will be required for certain material amendments to the Equity Plan, including amendments that would be required under Section 162(m). The Company is also seeking approval from the stockholders to extend the automatic termination of the Plan to June 30, 2019, to coincide with the year in which the next vote of the stockholders to approve the material terms of the Equity Plan for the purposes of 162(m) is required.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPANY’S EQUITY PLAN AND THE AMENDMENTS INTENDED TO CLARIFY THE 162(m) COMPLIANT TERMS OF THAT PLAN AND EXTEND THE TERM OF THAT PLAN TO JUNE 30, 2019.

PROPOSAL 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As a result of the decision made by our directors to hold an advisory vote pursuant to Section 14A of the Securities Exchange Act of 1934 on executive compensation every year until the next advisory vote on the frequency of such votes, stockholders are being asked to approve the following advisory resolution on the compensation of the Company’s Named Executive Officers for 2013, as reported in this Proxy Statement:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.
Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to pay for performance and provide incentives that emphasize long-term value.
Although the vote is advisory and is non-binding, the Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation decisions. The next stockholder advisory vote on executive compensation will occur at the 2015 annual meeting of stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS
This discussion and analysis describes the material elements of the Company’s executive compensation program that existed in 2013 and in years prior, as well as the compensation earned by, awarded to or paid to, in the order set forth below, our CEO, our chief financial officer (“CFO”), our three other most highly paid executive officers as of December 31, 2013 and an additional individual who would have been among our three most highly paid executive officers had he been an executive officer as of December 31, 2013, collectively referred to as the “Named Executive Officers” or “NEOs.”

The Named Executive Officers

•	Thomas M. Marra, President and CEO

•	Margaret A. Meister, Executive Vice President and CFO

•	Michael W. Fry, Executive Vice President - Benefits Division, Symetra Life Insurance Company

•	Daniel R. Guilbert, Executive Vice President - Retirement Division, Symetra Life Insurance Company

•	George N. McKinnon, Senior Vice President and Chief Information Officer

•	Craig R. Raymond, Senior Vice President - Benefits Division, Symetra Life Insurance Company; former Chief Strategy Officer
Biographical information regarding our NEOs can be found in the Company’s 2013 Annual Report on Form 10-K, Item 1. Business under the caption “Executive Officers and Former Executive Officers.”

Compensation Philosophy and Objectives
Our overall executive compensation program is designed to align the financial interests of our executives with those of our stockholders. We focus on pay for performance (both individual and Company performance) by providing incentives that emphasize long-term value creation, thereby putting a large portion of our executives’ pay at risk. Based on this philosophy, the Compensation Committee has maintained base salaries that may be lower than those paid by other financial services companies and life insurers and has chosen not to provide pensions.
Consideration of 2013 Stockholder Vote on Executive Compensation
In 2013, the Company’s stockholders were given the opportunity to vote to approve or disapprove the Company’s executive compensation programs and practices and the resulting compensation described in the 2013 Proxy Statement. Stockholders voted 98.50% of their shares in approval of the Company’s actions (based on shares voted). Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Compensation Committee took into account the outcome of the vote in reviewing those programs and practices and intends to continue them in 2014. The Compensation Committee also viewed stockholders’ support of the Company’s executive compensation practices as an endorsement of the Company’s overall compensation philosophy and its adoption of formal severance plans for executives in March 2013.
Pay for Performance
A majority of our executive officers’ compensation is directly linked to our short- and long-term financial performance goals, thereby providing incentives for both short- and long-term results. Our AIB Plan rewards performance relative to short-term results based on a combination of meeting Company financial performance goals and individual performance goals. The Equity Plan rewards long-term performance relative to financial goals set on three-year cycles and seeks to further align the interests of our NEOs with our stockholders’ interests.
Pay at Risk
The pay at risk approach of our incentive compensation is intended to align each executive officer’s compensation with his or her impact on Company performance over the short- and long-term. Our executive officers have a significant amount of their total annual compensation at risk through Company performance-based incentives. Accordingly, if the Company does not achieve its performance goals, the total annual compensation for our executive officers will generally be negatively impacted.
Competitive Opportunities
As we grow and strive to reach financial performance and business strategy goals, our need for experienced executive talent will continue. Our compensation opportunities must be competitive to allow us to attract and retain talented executives in our field. In order to remain competitive and attract talented executives, we will from time to time offer sign-on bonuses, guaranteed annual incentive bonuses, moving expenses, relocation bonuses, housing allowances and other similar types of compensation.

2013 Highlights
Financial Performance
The strong financial performance of the Company for 2013 is reflected in our executive compensation program. The highlights of our 2013 financial performance include:

•	Net income for 2013 was $220.7 million, compared with $205.4 million in 2012.

•
Adjusted operating income for 2013 totaled $200.9 million, compared with $185.3 million in 2012. Adjusted operating income is a non-GAAP measure. A reconciliation of this measure to the nearest comparable GAAP measure can be found in Item 6 - “Selected Financial Data” of the 2013 Annual Report on Form 10-K.

•	Total revenue for 2013 was $2,139.5 million, compared with $2,101.2 million in 2012.
Year in Review
In 2013, we maintained and built on the solid strength in our Retirement Division and made significant improvements in Individual Life Division sales and distribution. Although we did not achieve our sales target in the Benefits Division, we saw sales improvement in our group life and disability line of business compared to 2012 levels and maintained our position as a leader in our core medical stop-loss business in a competitive market. We believe we are well positioned for continued success and, in particular, we are poised to take advantage of the opportunities presented by an improving interest rate environment. The successes of 2013 include:

•
Achieved excellent sales in the Retirement Division through our continued expansion in the bank and broker-dealer channels, including a record year in sales of fixed indexed annuities and increasing demand for our traditional fixed annuities in a rising interest rate environment, which resulted in record fixed account values of $12.6 billion;

•
Attained strong sales growth in the Individual Life Division though an expanded brokerage general agency (BGA) distribution network and through an increase in sales for our variable corporate-owned life insurance business;

•	Maintained solid interest spreads on the Deferred Annuities operating segment and stable spreads on the Income Annuities operating segment of the Retirement Division;

•	Held non-sales operating expenses flat with the 2012 operating expense level; and

•	Took significant capital actions, deploying $137 million in buybacks and dividends, settling all outstanding warrants and returning nearly $140 million of capital to stockholders.
However, there were also challenges, including the following:

•	Experienced a higher loss ratio than our target range in the Benefits Division and lower than planned premiums;

•	Sales and earnings for our group life and disability income line of business fell short of our targets in the Benefits Division as we continued to work on gaining traction in this market; and

•	Continued to work on improving operating return on average equity.
Compensation Program and Actions
Our executive compensation program continues to reflect sound corporate governance practices. Our executive officers do not have employment agreements and are not guaranteed salary increases or bonus amounts other than what may have been offered as part of a sign-on incentive pursuant to an offer letter. We do not grant stock-based awards in coordination with the release of non-public information about the Company or any other company. We have not repriced stock options and we grant equity compensation with double-trigger change-in-control terms. We do not provide excessive perquisites. We prohibit short sales of our stock, or the purchase or sale of options, puts, calls, equity swaps or other derivative securities that are directly linked to our stock to prevent hedging or offsetting any decrease in market value. Moreover, our long-term compensation program aligns the interests of our NEOs with our stockholders’ interests. A large portion of the executives’ compensation package is comprised of long-term compensation consisting of shares of restricted stock and performance units (both of which have a multi-year vesting schedule of approximately three years) and stock options (which cannot be exercised prior to June 30, 2017 and have no value to the individual unless the stock price exceeds the exercise price of $28).
The highlights of our compensation actions for 2013 include:

•	The Symetra Financial Corporation Executive Severance Pay Plan and the Symetra Financial Corporation Senior Executive Change in Control Plan were adopted in March 2013.

•	All compensation and award decisions were approved and all decisions were made with an overall understanding of the entire compensation package.

Executive Compensation Practices
Role of the Compensation Committee
The Compensation Committee, according to its charter, is responsible for approving all compensation for our NEOs as well as our other executive officers and for administering the Equity Plan with respect to all participants. The Compensation Committee is composed solely of independent directors.
Compensation actions are typically considered at the first meeting of the Compensation Committee of each year after financial results for the prior year are available. At the meeting, the CEO presents a self-evaluation outlining his performance to assist the Compensation Committee in determining his total compensation for the year. The Compensation Committee then holds a private session to discuss and determine the CEO’s total compensation.
Role of Management
The Compensation Committee relies on Thomas M. Marra, our CEO, and Christine A. Katzmar Holmes, our senior vice president of Human Resources and Administration, to recommend compensation programs and awards for executive officers and to oversee the day-to-day administration of approved programs for all employees. Mr. Marra and Ms. Katzmar Holmes attend Compensation Committee meetings and, at the Compensation Committee’s request, present management’s analysis and recommendations regarding compensation actions including base salaries, AIB Plan, Sales Incentive Plans and Equity Plan. The Compensation Committee sets the compensation for our CEO.

Elements of Compensation
We currently compensate our executives through a combination of base salary, annual cash-based incentive compensation and long-term cash-based and equity-based incentive compensation. When determining the overall mix of compensation for our executive officers, the Compensation Committee does not utilize any specific benchmarking but it does consider a number of factors, including general market data obtained through internal surveys of companies within our industry, in order to remain competitive with the current compensation practices in markets in which the Company competes for executive talent.
Base Salary
Our philosophy is to make base salary a relatively smaller portion of the overall compensation package of our executive officers than we believe is common in the industry. While executive performance is annually reviewed, base salaries for executives are adjusted only when the Compensation Committee determines that adjustments are appropriate based on the factors discuss herein.
Annual Cash-Based Incentive Compensation
The AIB Plan provides eligible employees, including our NEOs, other than sales executives, the opportunity to earn annual cash incentive awards. AIB Plan compensation is paid in March of each year for performance in the prior calendar year. Each year, the Compensation Committee approves the maximum funding amount available for AIB Plan awards, which is determined by the sum of all eligible employees’ target awards and can range from 0% to 200% of this target, based on our fulfillment of performance goals. The Compensation Committee sets the target award percentages for our executive officers as part of its total compensation review each year. Combining our overall Company performance and individual performance in determining the amount to be received by each executive ensures that the interests of each executive are aligned with our goals for financial success and that each executive is rewarded for individual performance.
The actual funding amount available for 2013 is based on the Company’s modified operating return on equity, or “MOROE.” MOROE is measured by modified operating income divided by beginning-of-year adjusted book value. Modified operating income equals net income less certain net realized investment gains/(losses), less net investment income on hedge funds and private equity funds, convertible bonds and investments in common stock, plus 30-year Standard & Poor’s A rated bond investment income substituted for common stock, convertible bond, and hedge and private equity fund performance (valued quarterly). Adjusted book value consists of stockholders’ equity, less accumulated other comprehensive income. In 2013, this beginning-of-year adjusted book value was further adjusted for the capital actions taken during 2013. MOROE, modified operating income and adjusted book value are non-GAAP measures. For purposes of compensation analyses, we believe that MOROE broadly measures the Company’s performance.
Each eligible executive officer is allocated a portion of the actual funding amount for the AIB Plan based on his or her individual target percentage and individual performance. After reviewing the performance of each executive officer, the CEO recommends to the Compensation Committee a percentage of that executive officer’s individual target to be paid for the performance year based on that executive officer’s individual performance compared to goals or expectations set by that executive officer and the CEO. The CEO’s goals are set by the CEO and reviewed by the Compensation Committee. The CEO’s Annual Incentive Bonus, as recommended by the Compensation Committee, is subject to the actual funding amount for the AIB Plan and the Compensation Committee’s assessment of his performance.

For 2013, the MOROE target was 9%, with a threshold performance target of 4% and a maximum performance target of 14%. The actual MOROE for 2013 was 9.5%; therefore, a 110% payout was earned.
The 2013 goals for our NEOs related to maintaining profitable growth in our core businesses and achieving sales growth in our new product lines in accordance with our guiding principles of “Value, Transparency and Sustainability.” Mr. Marra’s 2013 goals were based on our four long-term strategic drivers of profitable growth, financial strength, excellent reputation and workplace health. Ms. Meister’s 2013 goals were based on the Company meeting or exceeding a 9% MOROE, helping develop and implement Company strategy and providing financial leadership. Mr. Fry’s 2013 goals were based on expanding the Benefits Division’s group life and disability sales and service capabilities and maintaining core medical stop-loss product leadership. Mr. Guilbert’s 2013 goals were based on generating annuity product sales and enhancing product suites in the Retirement Division. Mr. McKinnon’s 2013 goals were based on information systems leadership, improving our information systems’ availability and implementing the Company’s information technology strategy. Mr. Raymond’s 2013 goals were based on identifying, analyzing and executing on strategic acquisitions, divestitures, and business opportunities that furthered the Company’s goals of profitable growth and product diversification. The AIB Plan payouts are set forth in the “Summary Compensation Table” and range from 70% to 130% of the target bonus levels multiplied by the 110% funding level associated with the AIB Plan. The payouts are reflective of each NEO’s achievement level of their individual 2013 goals.
In 2013, the AIB Plan target constituted 11%, 16%, 16%, 16%, 17% and 19% of total target compensation for Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert, Mr. McKinnon and Mr. Raymond, respectively.
Long-Term Incentive Compensation
The Equity Plan. The Equity Plan serves as the primary vehicle for providing long-term incentive awards to our NEOs and other employees. Our Compensation Committee administers the Equity Plan and determines which individuals are eligible to receive awards, the number of shares or units to be granted, the exercise or purchase price for awards, the vesting schedule for each award and the maximum term of each award. Although awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares/units and other stock-based awards, as of December 31, 2013 we have only granted stock options, restricted stock and performance units. In 2013, grants were provided via performance units and restricted stock. These awards were granted in order to align the interests of our NEOs with our stockholders’ interests. The grants made to our NEOs are reflective of their respective duties and are not based on predetermined guidelines or mathematical formulas. Our CEO received the largest grant as he is responsible for our Company’s overall business and financial performance.
Restricted Stock. Restricted stock awards were granted during 2013 to all NEOs and are scheduled to vest on December 31, 2015, subject to continued employment through such date. Grants of restricted stock were made to directly link the long-term interests of our executives with the long-term interests of our stockholders. The restricted stock grants made under the 2013-2015 cycle under the Equity Plan constitute 30%, 20%, 17%, 17%, 9% and 14% of total target compensation for Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert, Mr. McKinnon and Mr. Raymond, respectively. Pursuant to the terms of the restricted stock award agreements, cash dividends are paid on the restricted stock.
Stock Options. As of December 31, 2013, all awards of stock options have been one-time grants to encourage long-term results for the Company. The options vest 100% on June 30, 2017, expire on June 30, 2018 and have an exercise price of $28.00 per share. As of December 31, 2013, the exercise price was in excess of the per share value of the Company’s common stock. The Compensation Committee determined the terms, exercise price and number of options to applicable executives. No stock option awards were granted in 2013.
Performance Units. Performance unit awards are generally granted annually and were granted during 2013 to each of our NEOs. At the time of grant, each performance unit has the financial value of $100. Thereafter, each target performance unit has a notional value of ($100 x (1 + annualized modified operating return on equity)^3) per share. At the end of the three-year award period, the Compensation Committee determines the level of attainment of the performance target and assigns a performance percentage of 0% to 200% of target. The matured performance units will be paid in cash in an amount equal to the then notional value of the target shares multiplied by the performance percentage.
For the 2013-2015 cycle, the performance target is 9.5% MOROE averaged over the award period, with a target range of 4.5% to 14.5%. If the MOROE is 4.5% or lower, the performance percentage will be 0%. If the MOROE is 14.5% or higher, the maximum performance percentage of 200% applies. For MOROE that is more than 4.5% and less than 14.5%, the performance percentage will be determined on the basis of straight-line interpolation.
The target performance unit grants made in 2013 for the 2013-2015 cycle under the Equity Plan for Mr. Marra, Ms. Meister, Mr. Fry, Mr. Guilbert, Mr. McKinnon and Mr. Raymond constitute 30%, 31%, 26%, 26%, 22% and 20% of total target compensation, respectively. Although awards of performance units are not specifically set at these percentages, performance unit grants under the Equity Plan are designed such that our NEOs have a substantial proportion of their total target compensation linked to the achievement of Company performance targets.
For the 2012-2014 cycle, the performance target is 9.6% MOROE averaged over the award period, with a target range of 4.6% to 14.6% If the MOROE is 4.6% or lower, the performance percentage will be 0%. If the MOROE is 14.6% or higher, the maximum performance percentage of 200% applies. For MOROE that is more than 4.6% and less than 14.6%, the performance percentage will be determined on the basis of straight-line interpolation.

For the 2011-2013 cycle, the performance target is 11% MOROE averaged over the award period, with a target range of 6% to 16%. For the 2011-2013 cycle, the MOROE was 9.5% resulting in a performance percentage of 70.6%. The performance percentage equals the MOROE over the three-year period of 9.5% minus the threshold target of 6% divided by the target spread of 5%. The amounts of these payouts with respect to the eligible NEOs are set for in the “Summary Compensation Table”.
Employment Agreements
The Company has not entered into any employment agreements with any of our executive officers. Certain of our executive officers received offer letters which set forth the terms relating to base salary, sign-on incentives and equity compensation. However, the Company does not view these offer letters as employment agreements as each offer letter states that employment with the Company is “at will.”
Severance Pay and Change in Control Arrangements
Our NEOs participate in the Symetra Financial Corporation Executive Severance Pay Plan (“Executive Severance Pay Plan”) and the Symetra Financial Corporation Senior Executive Change in Control Plan (“Senior Executive Change in Control Plan”), each of which was adopted in March 2013. Until March 2013, there was no formal severance plan or change in control plan for executives with the title of vice president and above, which includes our NEOs. The Executive Severance Pay Plan was adopted to more clearly protect our incoming and current executives and to be more in line with our competitors. The Symetra Executive Change in Control Plan was adopted to ensure retention of our executive talent particularly when considering potential acquisitions that may create uncertainty as to the executive’s future employment with us. These plans provide severance benefits upon certain events, including involuntary or constructive employment termination and a change in control of the Company. These benefits may cause stock options to become fully exercisable, restricted shares to become fully vested or vested on a pro-rata basis and/or result in the payment of the full or pro-rated value of any outstanding performance units. Our severance plans also have “double-trigger” change-in-control provisions which provide that the executive’s employment must be terminated without cause or constructively terminated upon a change in control event before any severance benefits are payable.
The Compensation Committee appointed an Administrative Committee to act as the plan administrator and be responsible for the general administration and interpretation of the Executive Severance Pay Plan and the Senior Executive Change in Control Plan and for carrying out their provisions. The Administrative Committee consists of the CFO, the general counsel and the senior vice president of Human Resources. For more detailed information about the Executive Severance Pay Plan and Senior Executive Change in Control Plan, and any other severance benefits applicable to our NEOs, see “Potential Payments Upon Termination or Change in Control” and the accompanying table “Potential Payments Upon Termination Table.”
For executives not eligible for the Senior Executive Change in Control Plan, the Company’s Equity Plan also includes change in control arrangements. Unless otherwise set forth in the applicable award agreement, in the event of a termination of an executive’s employment by us without cause or by the executive due to a constructive termination, in either case within 12 months of a change in control, executive officers receive certain payments and accelerated vesting. We provide for this change in control benefit as an incentive and retention mechanism that provides security to our executives in the event of a change in the Company’s control.
In addition, pursuant to Mr. Raymond’s 2012 offer letter, the terms of which expire on September 10, 2014, in the event his employment is terminated by the Company for reasons other than cause during his first two years of employment, he would receive separation pay equal to two times base salary and one times his targeted award under the AIB Plan, subject to signing and not rescinding a standard release agreement. This severance arrangement was made for Mr. Raymond to attract him to the Company and provide him with financial protection in the event of his termination without cause. The Compensation Committee determined the amount of severance ensuring the amount was fair and not excessive. Mr. Raymond’s arrangement is reflected in the “Potential Payments Upon Termination or Change in Control” and the accompanying table “Potential Payments Upon Termination Table.”
Retirement Benefits
All of our employees, including our NEOs, may participate in our qualified 401(k) plan, which includes a safe harbor employer match. The safe harbor employer match is equal to 100% of employee contributions up to the first 6% of eligible compensation. We have no defined benefit pension plans, non-qualified deferred compensation plans or retiree medical plans.

Perquisites
Mr. Marra receives a housing allowance to assist him with his housing needs near the Company’s headquarters in Bellevue, Washington. Mr. Marra may fly first class on commercial airlines when traveling for business as well as to and from his residences and our headquarters. Ms. Meister, Mr. Fry and Mr. Guilbert may fly first class on commercial airlines when traveling for business. All executive officers have been offered financial and tax planning assistance. The incremental cost of perquisites provided to the NEOs during 2013 is included in the “All Other Compensation” column of the “Summary Compensation Table.”

Other Compensation Matters
Stock Ownership Guidelines
Upon the recommendation of the Compensation Committee, the Board approved and adopted stock ownership guidelines in 2011 for our NEOs and other executives so that these executives will experience the same downside risk and upside potential as our stockholders experience.
The current ownership target levels are as follows:

Executives	Multiple of Salary

CEO(1)	5X

CFO(2)	3X

Executive Vice Presidents(3)	2X

Senior Vice Presidents(4)	1X

(1) Applies to Mr. Marra.
(2) Applies to Ms. Meister.
(3) Applies to Messrs. Fry and Guilbert.
(4) Applies to Messrs. McKinnon and Raymond.
The stock ownership guidelines apply to executives with those titles listed in the table above and allow for achievement within five years from adoption, or for new executive officers going forward, within five years from date of hire or promotion. Executive officers will be considered compliant with the guidelines as long as their holdings do not fall below the number of shares held by the executive officer at the time the executive officer first met the stock ownership guideline. Eligible sources for ownership include vested shares of restricted stock, employee stock purchase plan shares and any personal holdings of common stock by the participant and his/her spouse or domestic partner and/or children. Because our program was adopted in 2011, none of our NEOs was required to meet the target level as of December 31, 2013.
Tax and Accounting Implications of Executive Compensation Programs
The Compensation Committee considers tax and accounting treatment when designing our executive compensation programs. One such tax consideration is Section 162(m) of the Internal Revenue Code, which limits the Company’s deduction for compensation paid to NEOs. The amount of this annual limit is $1 million paid to each such NEO. However, the limitation does not apply to certain performance-based compensation. Proposal 2(a) and Proposal 2(b), each described above, are intended primarily to assure that the AIB Plan and the Equity Plan continue to qualify as “performance-based compensation,” the deductibility of which is not subject to the limitations of Section 162(m). The Compensation Committee seeks to maximize the tax deductibility of the Company’s compensation payments; however, we may provide some compensation that is not tax deductible. In June 2010, the Board approved a stock option award to Mr. Marra that, if exercised, may not be fully tax deductible. Further, if Proposal 2(a) or Proposal 2(b) is not approved, the Company will not lose the ability to make payments in excess of $1 million to participants in our compensation plans and programs, including our AIB Plan and our Equity Plan. Any such payments may, in the event the stockholders were to reject Proposal 2(a) or Proposal 2(b), not be deductible owing to the limitations of Section 162(m).
Compensation Clawbacks
The Company does not have in place formal policies related to the “clawback” of incentive compensation in the event of financial restatements and similar events, but the Compensation Committee has discussed adopting such a policy and intends to do so once the SEC adopts final rules implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recovery of erroneously awarded compensation.
Compensation Plan Risk Assessment
At the March 5, 2014 Compensation Committee meeting, the Compensation Committee and management reviewed our compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzed the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including strategic risk, cultural risk, governance risk, business segment risk, pay-mix risk and performance measurement risk. The review also took into account mitigating features associated with our compensation programs and practices. The Company’s performance-based compensation plans have historically used MOROE as the performance goal. The Company’s executive compensation philosophy is designed to pay for performance and provides incentives that emphasize long-term value. Likewise, the Company’s various sales incentive plans are used to attract and retain high-performing sales personnel and are designed to provide an incentive to wholesalers and sales managers for driving profitable growth.
After reviewing the Company’s compensation risk, the Compensation Committee and management concluded that our compensation policies and practices do not create any risk that is reasonably likely to have material adverse effect on the Company. Our plans work together to provide both short- and long-term focus and operate under a philosophy that is designed to pay for performance.
Compensation Committee Interlocks and Insider Participation
No director serving on the Compensation Committee during any part of the fiscal year ended December 31, 2013, was, at any time either during or before such fiscal year, an officer or employee of the Company or any of its subsidiaries. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed during the fiscal year ended December 31, 2013.

REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement relating to the Annual Meeting and incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Compensation Committee
Lois W. Grady, Chairman
Sander M. Levy
Robert R. Lusardi
Lowndes A. Smith

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Summary Compensation Table
The following table presents compensation earned during 2013, 2012 and 2011 by the Company’s NEOs:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)

Thomas M. Marra	2013	525,000	—	1,499,998	2,041,538	101,018	4,167,554
President and CEO	2012	525,000	—	1,499,997	1,380,809	116,647	3,522,453
	2011	525,000	—	1,911,717	575,000	93,226	3,104,943

Margaret A. Meister	2013	400,000	—	499,990	1,179,769	15,897	2,095,656
Executive Vice President	2012	400,000	—	499,999	913,270	15,288	1,828,557
and CFO	2011	400,000	—	499,988	1,057,978	14,988	1,972,954

Michael W. Fry	2013	376,923	—	239,988	452,446	15,722	1,085,079
Executive Vice President,	2012	345,385	—	219,992	356,935	15,248	937,560
Benefits Division	2011	326,538	—	199,990	398,949	14,935	940,412

Daniel R. Guilbert	2013	385,000	250,000	239,988	608,638	26,659	1,510,285
Executive Vice President,	2012	382,692	250,000	239,990	479,121	26,261	1,378,064
Retirement Division	2011	375,000	250,000	199,990	200,812	18,847	1,044,649

George N. McKinnon(a)	2013	275,000	—	59,987	226,677	32,039	593,703
Senior Vice President and
Chief Information Officer

Craig R. Raymond (b)	2013	335,000	100,000	124,991	184,250	32,100	776,341
Senior Vice President,	2012	90,192	367,500	124,999	—	44,411	627,102
Benefits Division

(a)	Mr. McKinnon was not a NEO in 2011 and 2012.

(b)	Mr. Raymond’s date of hire was September 10, 2012.

(1)	Represents the amount earned in base salary each fiscal year.

(2)
For 2013, represents (i) the third and final $250,000 payment of the three-year sign-on incentive bonus for Mr. Guilbert, and (ii) a discretionary bonus of $100,000 for Mr. Raymond’s leadership over the Company’s sale of a broker-dealer subsidiary.

For 2012, represents (i) the second $250,000 payment of the three-year sign-on incentive bonus for Mr. Guilbert; and (ii) a one-time sign-on incentive bonus of $200,000 and $167,500 guaranteed amount awarded for the 2012 AIB Plan for Mr. Raymond.
For 2011, represents the first $250,000 payment of the three-year sign-on incentive bonus for Mr. Guilbert.

(3)
Represents the aggregate grant date fair value for restricted stock granted, in each respective year, as calculated under U.S. generally accepted accounting principles (GAAP). Under GAAP, the grant date fair value is calculated using the closing market price of our common stock on the date of grant, which is then recognized over the requisite service period of the award. The shares of restricted stock granted in 2013 are scheduled to vest on December 31, 2015, and the shares of restricted stock granted in 2012 are scheduled to vest on December 31, 2014, subject to continued employment through such dates. The shares of restricted stock granted in 2011, except those issued to Mr. Marra on February 18, 2011, vested on December 31, 2013, as disclosed in the “Option Exercises and Stock Vested Table.” The restricted shares granted to Mr. Marra on February 18, 2011 vested on December 31, 2012. Note, the amounts reported in this column do not necessarily correspond to the actual economic value that will be or were received by the NEOs from the awards.

(4)
For 2013, represents (i) amount of the 2013 Annual Incentive Bonus at the earned 110% performance percentage; and (ii) non-discretionary amounts awarded for the 2011-2013 performance unit cycle under the Equity Plan to Mr. Marra, Ms. Meister,

Mr. Fry, Mr. Guilbert, and Mr. McKinnon paid in March 2014 of $1,391,538, $695,769, $278,308, $278,308, and $129,877, respectively.
For 2012, represents (i) amount of the 2012 Annual Incentive Bonus at the earned 100% performance percentage; and (ii) non-discretionary amounts awarded for the 2010-2012 performance unit cycle under the Equity Plan to Mr. Marra, Ms. Meister, Mr. Fry, and Mr. Guilbert paid in March 2013 of $855,809, $513,270, $149,704, and $249,506, respectively.
For 2011, represents (i) amount of the 2011 Annual Incentive Bonus at the earned 102% performance percentage; and (ii) non-discretionary amounts awarded for the 2009-2011 performance unit cycle under the Performance Share Plan to Ms. Meister and Mr. Fry paid in March 2012 of $629,578 and $190,781, respectively.

(5)
For 2013, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $14,115 for Mr. Marra, $15,300 for each Ms. Meister, Mr. Fry, and Mr. Raymond, and $9,733 for Mr. Guilbert; (ii) employer-paid life insurance premiums; (iii) housing for Mr. Marra of $54,000; (iv) payment of travel costs for Mr. Marra of $15,702; (v) financial and tax planning assistance of $16,480 for each Mr. Marra, Mr. Guilbert, Mr. McKinnon, and Mr. Raymond.

For 2012, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $13,615 for Mr. Marra, $15,000 for each Ms. Meister and Mr. Fry, and $9,985 and $773 for Mr. Guilbert and Mr. Raymond, respectively; (ii) employer-paid life insurance premiums; (iii) housing for Mr. Marra of $54,000 and relocation assistance pursuant to his offer letter for Mr. Raymond of $38,838; (iv) payment of travel costs for Mr. Marra of $32,653; (v) financial and tax planning assistance of $16,000 for each Mr. Marra and Mr. Guilbert, and $4,734 for Mr. Raymond.
For 2011, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $13,327 for Mr. Marra, $14,700 for each Ms. Meister and Mr. Fry, and $13,038 for Mr. Guilbert; (ii) employer-paid life insurance premiums; (iii) relocation assistance and housing for Mr. Marra of $54,000; (iv) payment of travel costs for Mr. Marra of $17,521; and (v) financial and tax planning assistance for Mr. Marra and Mr. Guilbert of $8,000 and $5,539, respectively.

Grants of Plan-Based Awards Table
The following table summarizes the estimated future payouts under grants made by us to the NEOs in 2013 under our incentive plans:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)
Name Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock	Grant Date Fair Value of Stock Awards ($)

Thomas M. Marra
AIB Plan	3/5/2013	10,500	525,000	1,050,000	—	—	—	—	—
Performance Units	3/5/2013	—	—	—	34,333	1,969,399	4,503,371	—	—
Restricted Stock	3/5/2013	—	—	—	—	—	—	111,524	1,499,998

Margaret A. Meister
AIB Plan	3/5/2013	8,000	400,000	800,000	—	—	—	—	—
Performance Units	3/5/2013	—	—	—	17,167	984,699	2,251,685	—	—
Restricted Stock	3/5/2013	—	—	—	—	—	—	37,174	499,990

Michael W. Fry
AIB Plan	3/5/2013	4,523	226,154	452,308	—	—	—	—	—
Performance Units	3/5/2013	—	—	—	8,240	472,656	1,080,809	—	—
Restricted Stock	3/5/2013	—	—	—	—	—	—	17,843	239,988

Daniel R. Guilbert
AIB Plan	3/5/2013	4,620	231,000	462,000	—	—	—	—	—
Performance Units	3/5/2013	—	—	—	8,240	472,656	1,080,809	—	—
Restricted Stock	3/5/2013	—	—	—	—	—	—	17,843	239,988

George N. McKinnon
AIB Plan	3/5/2013	2,200	110,000	220,000	—	—	—	—	—
Performance Units	3/5/2013	—	—	—	3,204	183,811	420,315	—	—
Restricted Stock	3/5/2013	—	—	—	—	—	—	4,460	59,987

Craig R. Raymond
AIB Plan	3/5/2013	3,350	167,500	335,000	—	—	—	—	—
Performance Units	3/5/2013	—	—	—	4,006	229,763	525,393	—	—
Restricted Stock	3/5/2013	—	—	—	—	—	—	9,293	124,991
(1) Represents amounts for the Annual Incentive Bonus for all NEOs based on a minimum MOROE of 4.1%, target of 9% and maximum of 14%. A MOROE of 4.1% is the minimum return necessary to earn a threshold payment greater than $0.
(2) Represents the amounts for the 2013-2015 performance units based on a minimum MOROE of 4.6%, target of 9.5% and maximum of 14.5%. A MOROE of 4.6% is the minimum return necessary to earn a threshold payment greater than $0. All performance units were issued under the Company’s Equity Plan; however, in accordance with the award agreements they are required to be settled in cash.
(3) All NEOs received grants of restricted stock under the Equity Plan, subject to vesting schedules described in footnote (3) to the Summary Compensation Table. Dividends are paid on the restricted stock.

Outstanding Equity Awards Table
The following table summarizes outstanding equity awards to the NEOs as of December 31, 2013:

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Thomas M. Marra	—	1,250,000	28.00	6/30/2018	262,886	4,984,319	—	—
Margaret A. Meister	—	500,000	28.00	6/30/2018	87,628	1,661,427	—	—
Michael W. Fry	—	300,000	28.00	6/30/2018	40,042	759,196	—	—
Daniel R. Guilbert	—	300,000	28.00	6/30/2018	42,060	797,458	—	—
George N. McKinnon	—	—	—	—	10,514	199,345	—	—
Craig R. Raymond	—	—	—	—	19,120	362,515	—	—

(1)	Represents stock options granted during 2010 with a full vesting date of June 30, 2017. No stock options were granted during 2013, 2012, or 2011.

(2)
Represents (i) restricted stock granted in 2013 as disclosed in the “Grants of Plan-Based Awards Table;” and (ii) restricted stock granted in 2012 and 2011. Partial or full vesting also may occur under certain termination conditions as discussed in “Potential Payments Upon Termination or Change in Control.”

(3)	Measured as the number of shares that have not vested multiplied by the closing market price of $18.96 per share on December 31, 2013.
Option Exercises and Stock Vested Table
The following table summarizes options exercised and stock vested by NEOs as of December 31, 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Thomas M. Marra	—	—	108,695	2,060,857
Margaret A. Meister	—	—	36,231	686,940
Michael W. Fry	—	—	14,492	274,768
Daniel R. Guilbert	—	—	14,492	274,768
George N. McKinnon	—	—	4,501	85,339
Craig R. Raymond	—	—	—	—

(1)	Represents the number of shares of restricted stock that vested on December 31, 2013 for all NEOs.

(2)	Represents the value realized at the closing market price of $18.96 per share on December 31, 2013 for all NEOs’ restricted stock.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth information concerning our equity compensation plans as of December 31, 2013:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by stockholders	3,300,197	$28	4,134,471
Equity compensation plans not approved by stockholders	—	—	—
Total	3,300,197	$28	4,134,471

(1)	Represents outstanding stock options of 2,650,000 and outstanding restricted stock awards of 650,197.

(2)
Reflects the weighted average exercise price of all stock options that, as of December 31, 2013, had been granted but not forfeited, expired or exercised. Restricted stock awards are not included in determining the weighted average because they have no exercise price.

Employee Benefit Plans
The following is a summary of our primary employee benefit plans that were in place in 2013. Descriptions do not reflect severance arrangements received under the Executive Severance Pay Plan or the Senior Executive Change in Control Plan.
Annual Incentive Bonus Plan
Annual incentive cash awards are paid to eligible employees, including our NEOs, other than sales employees who have a direct impact on sales, pursuant to the AIB Plan. A description of the material terms of the AIB Plan can be found under “Compensation Discussion and Analysis - Elements of Compensation.”
Sales Incentive Plans
Rather than receiving annual incentive cash awards pursuant to the AIB Plan, employees who have a direct impact on sales receive short-term incentive compensation through various sales incentive plans.
Equity Plan
Background. We primarily provide long-term incentive compensation through the Equity Plan. The purpose of the Equity Plan is to advance the Company’s and our stockholders’ interests by providing long-term incentives to our employees, directors and consultants. We do not have any program, plan or practice to time grants or awards to executives in coordination with the release of material non-public information and our insider trading policy prohibits all employees from trading in Company stock any time in which they are aware of material non-public information.
Administration. Our Compensation Committee administers the Equity Plan and determines which individuals are eligible to receive awards, the type of awards and number of shares or units to be granted, the exercise or purchase price for each award, the vesting schedule for each award and the maximum term of each award (subject to the limits set forth in the Equity Plan). The Compensation Committee has authority to interpret the Equity Plan and any determination by the Compensation Committee will be final.
Share Reserve. We have reserved 7,830,000 shares of our common stock for issuance under the Equity Plan, of which 4,142,630 remain available for issuance as of February 18, 2014. This reserve, and all limits referenced below, is subject to adjustment in the event of stock splits or similar capitalization events.
Eligibility. The individuals eligible to participate in the Equity Plan include any employee, director or consultant.
Limit on Awards. During any calendar year, the maximum aggregate number of shares subject to awards granted to any individual shall be 1,500,000.
Types of Awards. The Equity Plan permits us to grant the following types of awards:

•
Restricted Stock. A restricted stock award is a grant of shares or an offer by us to sell shares of our common stock subject to a risk of forfeiture and/or a right of repurchase by us upon the termination of employment of the participant on such terms (including price and timing) as may be determined by the Compensation Committee. This risk of forfeiture and/or right of repurchase may lapse according to vesting conditions, which may include performance conditions, a time-based schedule or a combination thereof, to be determined in each case by the Compensation Committee. In the event of death or disability of a holder of restricted stock subject to vesting other than monthly vesting, the risk of forfeiture and/or our right to repurchase such shares shall lapse with respect to a pro-rata portion of the shares of restricted stock equal to the percentage of the vesting period that has elapsed. The Compensation Committee also has the discretion to waive all or a portion of the risk of forfeiture and/or our right to repurchase shares of restricted stock in the event of a participant’s voluntary resignation or retirement. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, the restrictions on such participant’s restricted stock will lapse.

•
Stock Options. The Equity Plan provides for the grant of incentive stock options (commonly referred to as ISOs) to employees and non-qualified stock options (commonly referred to as NSOs) to employees, directors and consultants. The Compensation Committee determines the terms of options, provided that ISOs are subject to statutory limitations. The Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the Equity Plan and applicable law, provided that the exercise price of an ISO may not be less than 100% (or 110% in the case of a recipient who is a 10% stockholder) of the fair market value of our common stock on the date of grant.

Options granted under the Equity Plan will vest at the rate specified by the Compensation Committee, with the vesting schedule for each stock option to be set forth in the stock option agreement for such option grant. Generally, the Compensation Committee determines the term of stock options granted under the Equity Plan, up to a maximum term of 10 years.
After termination of an optionee’s employment, the optionee may exercise the vested portion of each option for the period of time stated in the option agreement to which such option relates. The Compensation Committee also has the discretion to permit exercise of the unvested portion of an option in the event of voluntary resignation or retirement. Generally, if termination is due to disability, the vested portion of each option will remain exercisable for three years following the date of disability, and in the event of death of an optionee, the vested portion of each option will remain exercisable by such optionee’s beneficiary for one year. In all other cases, the vested portion of each option will generally remain exercisable for three months following termination of employment. However, an option may not be exercised later than its expiration date.
Notwithstanding the above, in the event of a change in control of the Company, followed by termination without cause or constructive termination of an optionee within 12 months of the change in control, such optionee’s stock options will become 100% vested and exercisable for up to 30 days following such termination.

•
Stock Appreciation Rights. Stock appreciation rights provide for a payment or payments, in cash or shares of common stock, to the participant based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant of the stock appreciation right. Stock appreciation rights are otherwise generally subject to the same terms and limitations as described above for stock options, including vesting acceleration upon termination following a change in control.

•
Restricted Stock Units. Restricted stock units represent the right to receive, without payment to the Company, an amount of shares of our common stock equal to the number of shares underlying the restricted stock units multiplied by the fair market value of a share on the date of vesting of the restricted stock units. The Compensation Committee may, at its discretion, impose vesting conditions, which may include performance conditions, a time-based vesting schedule or a combination thereof, on the exercise of such units. A participant’s restricted stock units generally terminate in the event the participant’s employment terminates prior to payment with respect to the units. However, in the event of death or disability of a holder of restricted stock units that are subject to vesting other than monthly vesting, the holder will receive payment for a pro-rata percentage of the unvested units equal to the percentage of the vesting period that has elapsed. The Compensation Committee also has the discretion to make payment with respect to all or a portion of the unvested restricted stock units held by a participant in the event of such participant’s voluntary resignation or retirement. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, such participant’s restricted stock units that were outstanding on the date of termination will be cancelled and such participant will receive a cash payment equal to the product of the number of restricted stock units and the fair market value of a share of our common stock on the date of termination.

•
Performance Shares/Units. A performance share award entitles a participant to receive all or part of the value of a specified number of hypothetical shares if specified performance objectives, as determined by the Compensation Committee, are satisfied during a specified award period. The payout under a performance share award is the product of (i) the target number of performance shares subject to award; (ii) the performance percentage; and (iii) the fair market value of a share on the date the award is paid or becomes payable to the participant.

Performance units are similar to performance shares, except that the value is based on a fixed dollar value or formula specified by the Compensation Committee, rather than the fair market value of a share on the date the award is paid or payable (as with performance shares). The maximum value of performance units that may be earned by a participant for any single award period of one year or longer may not exceed $25 million.
At the end of the award period for performance shares or performance units, the Compensation Committee assigns a performance percentage that is between 0% and 200%, depending on the extent to which the applicable performance objectives were met during the award period. Performance shares and units may be settled in cash, shares of our common stock, other securities, other awards, other property or any combination thereof, as determined by the Compensation Committee.
A participant’s performance shares or units are cancelled if the participant’s employment is terminated prior to the end of the award period. However, unless otherwise set forth in the award agreement, if a participant dies or becomes disabled during the performance period, such award is paid to such participant (or such participant’s beneficiary) on a pro-rata basis. In the event of an executive’s retirement, unless otherwise set forth in the applicable award agreement, the Compensation Committee may in its sole discretion make a payment of some or all of such cancelled performance units. In the event of a change in control followed by termination without cause or constructive termination of the participant within 12 months, unless otherwise set forth in the award agreement, the participant’s performance share/unit award shall be paid out on a pro-rata basis according to the percentage of months during the award period that have elapsed, with a performance percentage of 100%.

•	Other Stock-Based Awards. The Compensation Committee also has the discretion to issue other equity-based awards under the Equity Plan, including fully vested shares of common stock.
Awards not Transferable. Unvested awards under the Equity Plan are generally non-transferable, except to a participant’s beneficiary in the event of the participant’s death.
Adjustments. The Equity Plan requires the Compensation Committee to make antidilution adjustments to outstanding awards in the event of an equity restructuring, which includes but is not limited to extraordinary dividends, stock splits, mergers or a change in control of the Company. In such events, the adjustment must be made in a manner that reflects equitably the effects of such event or transaction.
Amendment and Termination. The Equity Plan may be amended or terminated at any time upon approval of our Board, provided that no amendment or termination will adversely affect outstanding awards. The Equity Plan, effective October 19, 2007 and amended and restated November 8, 2011, will terminate on the earlier of the termination of the Equity Plan by our Board or 10 years from the effective date of the Equity Plan.
Employee Stock Purchase Plan
Background. Our employee stock purchase plan is designed to enable eligible employees to periodically purchase shares of our common stock at a discount. Purchases are accomplished through participation during discrete offering periods. Our employee stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.
Administration. Our Compensation Committee administers our employee stock purchase plan.
Share Reserve. We have initially reserved 870,000 shares of our common stock for issuance under our employee stock purchase plan, of which 396,813 remain available for issuance as of February 18, 2014.
Eligibility. Our employees generally are eligible to participate in our employee stock purchase plan if they are employed on a salaried basis by us, or a subsidiary of ours that we designate, for 20 or more hours per week and more than five months in a calendar year. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in our employee stock purchase plan, are ineligible to participate in our employee stock purchase plan. We may impose additional restrictions on eligibility as well.
Under our employee stock purchase plan, eligible employees may acquire shares of our common stock by accumulating funds through payroll deductions. Our eligible employees may select a rate of payroll deduction up to 15% of their cash compensation (or such lower limit as determined by the Compensation Committee). We also have the right to amend or terminate our employee stock purchase plan, except that, subject to certain exceptions, no such action may adversely affect any outstanding rights to purchase stock under the plan. Our employee stock purchase plan will remain in effect until terminated by our Compensation Committee.
Purchase Rights. When an offering period commences, our employees who meet the eligibility requirements for participation in that offering period and who elect to participate are granted a nontransferable option to purchase shares in that offering period. An employee’s participation automatically ends upon termination of employment for any reason. An employee may withdraw from the plan at any time at least five business days prior to a purchase date, and in such event shall receive a refund of all of such employee’s payroll deductions deposited to date into the plan.
Each offering period will be for approximately six months (commencing on the first trading day on or immediately after February 15 and August 15 of each year and terminating on the trading day on or immediately preceding the next August 14 or February 14, respectively). The duration and timing of offering periods may be changed by the Compensation Committee without stockholder approval if such change is announced prior to the scheduled beginning of the offering period to be effected thereafter.
Limits on Purchases. No participant will have the right, on a calendar-year basis, to purchase our shares at a rate that has a fair market value of more than $25,000. The fair market value is determined as of the first trading day of the applicable offering period. The purchase price for shares of our common stock purchased under our employee stock purchase plan will be 85% of the closing trading price per share of our common stock as reported by the NYSE on the last date of each purchase period.
Change in Control. In the event of a change in control of the Company, the acquiring entity shall assume the outstanding purchase rights. In the event the acquiring entity refuses to do so, the purchase and offering periods then in progress shall terminate prior to the date of closing of the change in control transaction.
401(k) Plan
We offer a qualified Section 401(k) plan to all employees who meet specified eligibility requirements. Eligible employees may contribute up to 100% of their eligible compensation, subject to limitations established under Section 401(k). We provide a safe harbor employer match and match participant contributions dollar-for-dollar, up to 6% of their compensation. Participants are immediately vested in their contributions.

Potential Payments Upon Termination or Change in Control
The Executive Severance Pay Plan and the Senior Executive Change in Control Plan provide for the potential payments to be made to executives in the case of termination without cause, constructive termination, or change in control of the Company. Other than Mr. Raymond’s arrangement described below, we have not entered into individual agreements with our NEOs. Instead the rights of our executive officers with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two plans.
Executive Severance Pay Plan. The Executive Severance Pay Plan provides severance and benefits to eligible employees whose employment is terminated without cause by the Company or who have experienced a constructive termination. To qualify, the eligible employee must also execute any standard non-compete agreement and release of claims that the Compensation Committee deems necessary or appropriate. “Eligible employees” are executives of the Company or an affiliate holding a position of vice president or higher of the Company’s subsidiary, Symetra Life Insurance Company.
The severance pay is determined as follows:

•	CEO - two times base pay at the time of termination;

•	Executive officers (other than CEO) - one and one- half times base pay at the time of termination; and

•	All other eligible employees - one times base pay at the time of termination.
Eligible employees are not entitled to a severance payment based on the bonus under the AIB Plan except that if they terminate after the end of the year in which a bonus was earned but before it was paid, then they will receive an Annual Incentive Bonus as if they had remained employed until the bonus is paid.
In addition to the severance pay described above, executives also receive the following severance benefits:

•
In lieu of any other Company-paid health or welfare benefit, if so elected, after termination, a lump sum payment equal to six months times the employer’s share of the participant’s current premium under the Company’s medical plan;

•	A payment equal to the pro-rated value of their current performance unit awards that are at least 12 months into an award cycle (as provided in the executive’s Performance Unit Award Agreement);

•	Pro-rated vesting of restricted stock awards based on full years from the date of grant to the date of termination (as provided in the executive’s Restricted Stock Agreement); and

•
Pro-rated vesting of stock options based on full years from the date of grant to the date of termination, divided by the number of years until the options would have vested under their original grant which may be exercised within 90 days following termination of employment.

Notwithstanding the above, an eligible employee who qualifies for severance in connection with a change in control under the Senior Executive Change in Control Plan (as further explained below) will not be eligible for severance under the Executive

Severance Pay Plan.
Senior Executive Change in Control Plan. The Senior Executive Change in Control Plan provides severance and benefits to eligible employees whose employment is terminated without cause by the Company or who have experienced a constructive termination within 90 days before or 24 months after a change in control. To qualify, the eligible employee must also execute a standard non-compete agreement and release of claims that the Compensation Committee deems necessary or appropriate. “Eligible employees” are executive officers of the Company or key employees named as eligible by the Compensation Committee.
The severance pay is determined as follows:

•	CEO - two and one-half times the sum of annual base pay at the time of termination plus average Annual Incentive Bonus paid in the prior three years; and

•
Executive officers (other than CEO) and other key employees (as determined by the Compensation Committee) - two times the sum of annual base pay plus the executive’s average Annual Incentive Bonus paid in the prior three years.

In addition to the severance pay described above, executives also receive the following severance benefits:

•
In lieu of any other Company-paid health or welfare benefit, if so elected, after termination, a lump sum payment equal to 18 months times the employer’s share of the participant’s current premium under the Company’s medical plan;

•	A payment equal to the pro-rated value of their current performance unit awards (as provided in the executive’s Performance Unit Award Agreement);

•	Restricted stock treated as if the vesting date occurred immediately prior to the termination; and

•	Stock options treated as if the vesting date occurred immediately prior to the termination (as provided in the executive’s Stock Option Award Agreement).
Mr. Raymond’s Arrangement. Mr. Raymond has an arrangement pursuant to his 2012 offer letter, which will expire on September 10, 2014, that entitles him to cash severance if his employment is terminated without cause during the first two years of employment, subject to signing and not rescinding a standard release agreement. This arrangement is in lieu of any payout pursuant to the AIB Plan. In the event Mr. Raymond’s employment is terminated by the Company for reasons other than cause during his first two years of employment, he would receive separation pay equal to two times base salary and one times his targeted award under the AIB Plan. Mr. Raymond is also eligible as a key employee under the Senior Executive Change in Control Plan.
Additional Conditions Related to Potential Payments Upon Termination or Change in Control
Annual Incentive Bonus Plan. The AIB Plan requires that an executive be an active employee on December 31 of the plan year and remain continuously employed by the Company through the award payout date to be eligible to receive a bonus award. However, if an executive terminates employment due to death, disability, or voluntary termination on or after age 65, then the AIB bonus will be based on eligible earnings paid through the executive’s last day of work within the plan year and modified by the funding level of the aggregate bonus pool.
Restricted Stock. The Restricted Stock Agreements provide that in the event of the executive’s voluntary termination or termination with cause, all of the unvested shares will be forfeited. If the executive’s employment is terminated due to the executive’s death or disability, then the executive (or beneficiary) will receive one-third vesting of the restricted stock awards for each year completed in the award period. In the event of a change in control followed by termination without cause or constructive termination of the executive within 12 months after the change in control, the restrictions on all of the executive’s restricted stock will lapse for executives not eligible for the Senior Executive Change in Control Plan.
Performance Units. The Performance Unit Award Agreements provide that the executive will immediately forfeit all outstanding awards upon voluntary termination of employment prior to the end of the applicable award period. The Compensation Committee, at its discretion, may provide that if an executive dies, retires, is disabled or is granted a leave of absence, or if the executive is otherwise terminated in a manner reasonably judged to be not seriously detrimental to our Company, then all or a portion of the executive’s award, as determined by the Compensation Committee, may be paid to the executive (or beneficiary). In the event of a change in control followed by termination without cause or constructive termination of the executive within 24 months after the change in control, executives will receive the pro-rated value of performance units outstanding as of the date of termination.

Potential Payments Upon Termination Table
The following table shows the potential payments that would be made by us to each of the NEOs, assuming that each executive’s employment with the Company was terminated on December 31, 2013.

Name Type of Event	Cash Severance ($) (1)	2013 Annual Incentive Bonus Plan ($) (2)	Restricted Stock Awards ($) (3)	Stock Option Awards ($) (4)	Total ($)

Thomas M. Marra
Termination Without Cause	2,634,481	—	2,620,565	—	5,255,046
Termination Due to a Change in Control	3,394,898	—	4,984,319	—	8,379,217
Death, Disability, or Voluntary Termination at or After Age 65	—	577,500	2,620,565	—	3,198,065

Margaret A. Meister
Termination Without Cause	1,396,352	—	873,518	—	2,269,870
Termination Due to a Change in Control	1,968,784	—	1,661,427	—	3,630,211
Death, Disability, or Voluntary Termination at or After Age 65	—	440,000	873,518	—	1,313,518

Michael W. Fry
Termination Without Cause	942,099	—	393,638	—	1,335,737
Termination Due to a Change in Control	1,319,178	—	759,196	—	2,078,374
Death, Disability, or Voluntary Termination at or After Age 65	—	248,769	393,638	—	642,407

Daniel R. Guilbert
Termination Without Cause	963,524	—	419,273	—	1,382,797
Termination Due to a Change in Control	1,373,497	—	797,458	—	2,170,955
Death, Disability, or Voluntary Termination at or After Age 65	—	254,100	419,273	—	673,373

George N. McKinnon
Termination Without Cause	566,328	—	104,811	—	671,139
Termination Due to a Change in Control	810,040	—	199,345	—	1,009,385
Death, Disability, or Voluntary Termination at or After Age 65	—	121,000	104,811	—	225,811

Craig R. Raymond
Termination Without Cause	837,500	—	182,979	—	1,020,479
Termination Due to a Change in Control	1,034,689	—	362,515	—	1,397,204
Death, Disability, or Voluntary Termination at or After Age 65	—	184,250	182,979	—	367,229

(1)
Termination without cause (or constructive termination): For Mr. Marra, this amount represents a lump sum payment equal to (i) two times base salary ($1,050,000) plus (ii) the pro-rated value of outstanding performance units that are at least 12 months into an award cycle ($1,584,481). For Ms. Meister, Mr. Fry, Mr. Guilbert and Mr. McKinnon, respectively, this amount represents a lump sum payment equal to (i) one and one-half times base salary ($600,000, $577,500, $577,500, and $412,500); (ii) the pro-rated value of outstanding performance units that are at least 12 months into an award cycle ($792,241, $358,851, $380,276, and $147,885); and (iii) six-month medical premium payment ($4,111, $5,748, $5,748, and $5,943). For Mr. Raymond, this amount represents a lump sum payment equal to (i) two times base salary ($670,000 ) and (ii) one times target AIB ($167,500), pursuant to his offer letter.

Termination without cause (or constructive termination) due to a change in control: For Mr. Marra, this amount represents a lump sum payment equal to (i) two and one-half times base salary ($1,312,500); (ii) the pro-rated value of outstanding performance units ($1,584,481); and (iii) the three-year average AIB ($497,917). For Ms. Meister, Mr. Fry, Mr. Guilbert, Mr. McKinnon and Mr. Raymond, respectively, this amount represents a lump sum payment equal to (i) two times base salary ($800,000, $770,000, $770,000, $550,000, and $670,000); (ii) the pro-rated value of outstanding performance units ($792,241, $358,851, $380, 276, $147,885, and $184,856); (iii) the three-year average AIB ($364,210, $173,082, $205,976, $94,325, and $167,500); and (iv) an 18-month medical premium payment ($12,333, $17,245, $17,245, $17,830, and $12,333, respectively).

(2)	Represents 100% of each NEO’s individual target modified by the funding level of the aggregate bonus pool, which was 110% for 2013.

(3)	Amounts are payable based on a per-share value as of December 31, 2013 of $18.96.
Termination without cause (or constructive termination): Represents two-thirds vesting of restricted stock granted in 2012 and one-third vesting of restricted stock granted in 2013.
Termination without cause (or constructive termination) due to a change in control: Represents immediate vesting of all shares of restricted stock.
Death or disability: Represents two-thirds vesting of restricted stock granted in 2012 and one-third vesting of restricted stock granted in 2013. Restricted stock is forfeited upon voluntary termination, including at or after age 65.

(4)	Mr. Marra, Ms. Meister, Mr. Fry and Mr. Guilbert each received stock options in 2010 with an exercise price of $28.00. As of December 31, 2013, the value of these options to the recipients was $0.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2014. EY also served as our independent registered public accounting firm for our 2013 fiscal year. Our bylaws do not require that the stockholders ratify the appointment of EY as our independent registered public accounting firm. The Board is requesting that stockholders ratify this appointment as a means of soliciting stockholders’ opinions and as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will consider any information submitted by the stockholders in determining whether to retain EY as the Company’s independent registered public accounting firm for the 2014 fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders. Representatives of EY are expected to be present at the Annual Meeting. The EY representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Independent Auditor
The Audit Committee pre-approves the scope and fees for all services performed by EY under the Independent Auditor Services Pre-Approval Policy adopted by the Audit Committee. Annually, the Audit Committee receives and pre-approves a written report from EY describing the procedures expected to be performed in the course of its audit of the Company’s financial statements. All other audit, audit-related, tax and other permitted services rendered by EY also require pre-approval by the Audit Committee. The full text of our Independent Auditor Services Pre-Approval Policy can be found at www.symetra.com by clicking on “Investor Relations” and then on “Governance.”
It is the intent of the Audit Committee to assure that EY’s performance of audit, audit-related, tax and other permitted services are consistent with all applicable rules on auditor independence. As such, services expressly prohibited by the Audit Committee include bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries; financial information systems design and implementation; appraisal or valuation services; fairness opinions; contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor or investment banking services; legal services; and expert services unrelated to the audit.
All services performed by EY in 2013 and 2012 were pre-approved and are described below. EY does not provide any services to the Company prohibited under applicable laws and regulations. From time to time, EY may perform permissible services for the Company, provided they have been pre-approved in accordance with the Independent Auditor Services Pre-Approval Policy. To the extent services are provided by EY, they are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with the independence of EY. The independence of EY also is considered annually by the Audit Committee.

The following table sets forth the approximate aggregate fees billed by EY for professional services provided in 2013 and 2012:

Service	2013	2012
	(in thousands)
Audit Fees(1)	$2,760	$2,523
Audit-Related Fees(2)	-	337
Tax Fees(3)	276	604
All Other Fees(4)	2	2
Total Fees	$3,038	$3,466

(1)
The fees in this category were for professional services rendered in connection with (i) the audits of the Company’s annual financial statements and the Company’s internal control over financial reporting; (ii) the reviews of the Company’s quarterly financial statements; (iii) audits of the Company’s subsidiaries that are required by statute or regulation; and (iv) services that generally only the Company’s independent registered public accounting firm reasonably can provide, such as consents issued in connection with registration statements filed with the SEC.

(2)	The fees in this category were for professional services rendered in connection with due diligence services related to proposed acquisitions.

(3)
The fees in this category were for professional services rendered in connection with (i) tax planning and advice; (ii) tax compliance services; and (iii) tax due diligence services related to proposed acquisitions.

(4)	The fees in this category were for access to EY’s proprietary technical research software.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of four directors who are not officers or employees of the Company. All members of the Audit Committee are independent directors according to the rules of the NYSE and the SEC, and at least one member is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K. The Board of Directors established a written charter for the Audit Committee. The Audit Committee held nine meetings during 2013. The meetings were designed to facilitate and encourage communication between the Audit Committee, management, our internal auditors and our independent registered public accounting firm.
During these meetings, the Audit Committee reviewed and discussed the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2013.
The discussions with the independent registered public accounting firm also included the matters required by the Public Company Accounting Oversight Board (“PCAOB”) in Auditing Standard No. 16 regarding “Communications with Audit Committees.” The Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by PCAOB Rule 3526 regarding “Communication with Audit Committees Concerning Independence.” This information was discussed with the independent registered public accounting firm. The Audit Committee determined that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining auditor independence.

The Audit Committee
Sander M. Levy, Chairman
Peter S. Burgess
Robert R. Lusardi
Lowndes A. Smith

BENEFICIAL OWNERSHIP
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days are deemed to be outstanding and beneficially owned by the holder thereof. Such shares, however, are not deemed to be outstanding for the purposes of computing the percentage ownership of any other stockholder.

Security Ownership of Certain Beneficial Owners
The following table shows the beneficial owners of more than five percent (5%) of the Company’s common stock, as known by us as of February 18, 2014.

Name and Address of Beneficial Owner	Beneficially Owned Shares	Percent of Class(1)

Berkshire Hathaway Inc. 3555 Farnam Street Omaha, NE 68131	20,048,879(2)	17.0%

White Mountains Insurance Group, Ltd. 80 South Main Street Hanover, NH 03755	20,048,879(3)	17.0%
Prudential Financial, Inc. 751 Broad Street Newark, NJ 07102	7,310,941(4)	6.2%

(1)	Percentage of beneficial ownership is based on 117,689,665 shares of common stock outstanding as of February 18, 2014.

(2)
Represents shares of common stock held by General Reinsurance Corporation (“Gen Re”), a subsidiary of General Re Corporation (“General Re”). General Re is a subsidiary of Berkshire Hathaway Inc. (“Berkshire”). As General Re and Berkshire are each in the chain of ownership of Gen Re, each of Berkshire and General Re may be deemed to both beneficially own and have a pecuniary interest in all shares of common stock of the Company owned by Gen Re. Warren E. Buffett, as the controlling stockholder of Berkshire, may be deemed to beneficially own, but only to the extent he has a pecuniary interest in, all shares of common stock of the Company owned by Gen Re. Mr. Buffett disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3)
Represents shares of common stock held by subsidiaries of White Mountains Insurance Group, Ltd. (“White Mountains”). As reported in Schedule 13G/A filed by White Mountains on February 14, 2014, Lone Tree Holdings Ltd. is the indirect beneficial owner of 20,048,879 shares of common stock held directly by certain wholly-owned subsidiaries, including 11,251,530 shares of common stock held by three wholly-owned subsidiaries of Sirius International Insurance Corporation, 6,725,765 of which are held directly by Sirius International Holdings (NL) B.V. White Mountains may be deemed to both beneficially own and have a pecuniary interest in these shares.

(4)
Represents 7,310,941 shares of common stock held by subsidiaries of Prudential Financial, Inc. (“Prudential”). As reported in Schedule 13G/A filed by Prudential on January 29, 2014, Jennison Associates LLC is the beneficial owner of 6,990,370 shares and Quantitative Management Associates LLC is the beneficial owner of 320,571 shares. Prudential, through its parent/subsidiary relationship, may be deemed the beneficial owner of these shares and may have direct or indirect voting and/or investment discretion.

Beneficial Stock Ownership of Directors and Executive Officers
The following table shows the amount of the Company’s common stock that is beneficially owned as of February 18, 2014 by each director, each NEO and all directors and executive officers as a group.

Name of Beneficial Owner	Beneficially Owned Shares(1)	Percent of Class(2)
Lowndes A. Smith	10,000	*
Peter S. Burgess	7,000	*
David T. Foy(3)	20,148,879	17.1%
Lois W. Grady	7,000	*
Sander M. Levy	25,000	*
Robert R. Lusardi	7,811	*
Thomas M. Marra(4)	435,780	*
Margaret A. Meister(5)	130,349	*
Michael W. Fry(6)	55,859	*
Daniel R. Guilbert(7)	62,617	*
George N. McKinnon(8)	15,065	*
Craig R. Raymond(9)	21,370	*
All directors and executive officers as a group (14 persons)**	20,971,736	17.8%

*	Represents ownership of less than 1%.

**	Excludes a NEO who was not an executive officer as of February 18, 2014.

(1)	Represents shares of common stock unless otherwise noted.

(2)	Percentage of beneficial ownership is based on 117,689,665 shares of common stock outstanding as of February 18, 2014.

(3)
Represents 20,048,879 shares owned by subsidiaries of White Mountains Insurance Group, Ltd., of which Mr. Foy is an executive officer (Mr. Foy disclaims beneficial ownership of all such shares) and 100,000 shares owned by Mr. Foy.

(4)	Represents 262,886 shares of restricted stock and 172,894 shares of common stock.

(5)	Represents 87,628 shares of restricted stock and 42,721 shares of common stock.

(6)	Represents 40,042 shares of restricted stock and 15,817 shares of common stock.

(7)	Represents 42,060 shares of restricted stock and 20,557 shares of common stock.

(8)	Represents 10,514 shares of restricted stock and 4,551shares of common stock.

(9)	Represents 19,120 shares of restricted stock and 2,250 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes of the common stock with the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any late filings or failures to file.
The Company believes that, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2013 except for an inadvertent failure to timely report an award of restricted stock to Mr. McKinnon on March 5, 2013. A Form 4 reporting this transaction was filed with the SEC on March 8, 2013, one business day late.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Company does not compensate employee directors for Board service. The Company pays for all director travel, hotel accommodations, meals and other necessary expenses. Non-employee directors do not currently participate in the Company’s compensation or benefit plans, other than for elections they make to receive their Annual Board Retainer in shares of Company stock under the Equity Plan. The following table describes the components of non-employee director compensation:

Compensation Component*	Fee ($)

Annual Board Retainer	75,000
Annual Retainer, Chairman of the Board	220,000
Annual Retainer, Chairman of the Audit Committee	40,000
Annual Retainer, Chairman of the Compensation Committee	25,000
Annual Retainer, Chairman of the Finance Committee	25,000
Annual Retainer, Chairman of the Nominating & Governance Committee	15,000
Annual Retainer, Audit Committee Member	10,000
Board Meeting Fee - per meeting	2,000
Standing Committee Meeting Fee - per committee/per meeting	2,000

*
Non-employee directors of the Company who serve on the Board of First Symetra National Life Insurance Company of New York, one of our subsidiaries, receive an annual retainer of $500. They also receive $100 for each board meeting and $50 for each committee meeting in which they participate.

The following table summarizes non-employee director compensation earned in 2013:

Name	Fees Earned ($)(1)	All Other Compensation ($)(2)	Total ($)

Peter S. Burgess	139,900	0	139,900
David T. Foy	124,000	2,196	126,196
Lois W. Grady	122,900	2,208	125,108
Sander M. Levy(3)	185,900	3,050	188,950
Robert R. Lusardi(4)	129,000	0	129,000
Lowndes A. Smith	364,800	6,677	371,477

(1)	Board Meeting Fees were waived for three meetings related to a proposed transaction.

(2)	The amounts reported in this column are for reimbursement of the State of Washington and/or City of Bellevue Business and Occupation Tax.

(3)	$16,100 of Fees Earned was paid to Vestar Capital Partners.

(4)	Mr. Lusardi elected to receive $37,499 (half of his Annual Board Retainer) in Company stock issued under the Company’s Equity Plan.
Stock Ownership Guidelines
In 2011, upon the recommendation of the Compensation Committee, the Board approved and adopted stock ownership guidelines for our directors. The guidelines set an expectation that each director acquire Company stock that is at least equal in value to one year’s annual board retainer, to be achieved by each director on the later of (i) within three (3) years of the adoption of the stock ownership guidelines for then current directors, or (ii) within three (3) years of first appointment to the Board. Directors will be considered compliant with the guidelines as long as their holdings do not fall below the number of shares held by the director at the time the director first met the stock ownership guideline. Because our program was adopted in 2011, none of our directors was required to meet the target level as of December 31, 2013. To further the ability of our directors to reach or exceed the target level, the Compensation Committee recommended and the Board approved an Annual Retainer Equity Election whereby, beginning in 2013 and subject to certain requirements, directors can elect to have all or a portion of their annual board retainer paid in Company stock.

GENERAL INFORMATION ABOUT THE MEETING

Voting Instructions and Information

Who Can Vote
Stockholders of record at the close of business on March 14, 2014, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were 117,299,106 shares of common stock outstanding and each of those shares is entitled to one vote on each matter to be considered at the Annual Meeting.

Voting Your Proxy
If your shares of common stock are held through a broker, bank or other nominee (held in street name), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting.
If your shares of common stock are held in your own name as a stockholder of record with our transfer agent, you may vote your shares in person at the Annual Meeting or by proxy. To vote by proxy over the Internet or by telephone, follow the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you also can vote by mail, Internet or telephone. You may vote by proxy even if you plan to attend the Annual Meeting.
All properly executed proxies delivered by stockholders to us and not revoked will be voted at the Annual Meeting in accordance with the instructions given. For any stockholder of record, if no specific instructions are provided for proxies given through the Internet or telephone voting procedures, or if a signed proxy card is returned without giving specific voting instructions, the shares represented by the proxy will be voted as recommended by the Board.

Revoking Your Proxy
If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a stockholder of record, you may revoke your proxy instructions before the Annual Meeting, whether delivered by Internet, telephone or through the mail, by using the Internet voting procedures, the telephone voting procedures or by mailing a signed instrument revoking the proxy to the Secretary at the address of the Company shown on the cover of this Proxy Statement. A stockholder of record also may attend the Annual Meeting in person and withdraw the proxy and vote in person.

Attending the Annual Meeting
Admission. To attend the Annual Meeting, you will need to register at the meeting and may be asked to present photo identification.
Voting in Person. To vote in person at the Annual Meeting, you must request a ballot when you register. If your shares are held in street name, you must present the legal proxy obtained from your broker, bank or other nominee.

How Votes Are Counted
A quorum is required to transact business at the Annual Meeting. The presence, in person or by proxy, of a majority of the voting power of our common stock issued and outstanding and entitled to vote is necessary to constitute a quorum.

Matters to Be Presented
We are not aware of any matters to be presented at the Annual Meeting, other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote your shares upon such matters according to their own judgment. If the Annual Meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement.

Voting
Your vote is very important. The voting requirement to approve each of the proposals (as more fully set forth in this Proxy Statement) is as follows:
Proposal 1: The affirmative vote of the holders of a majority of the votes cast is required to elect directors. Abstentions and broker non-votes will not have any effect on the election of directors.
Proposal 2: The affirmative vote of the holders of a majority of the votes cast on this proposal is required to (a) approve the Symetra Financial Corporation amended and restated Annual Incentive Bonus Plan and (b) approve the Symetra Financial Corporation amended and restated Equity Plan and the amendment to extend the term of that plan to June 30, 2019. For 2(a), abstentions and broker non-votes will not have any effect on the approval of this proposal. For 2(b), pursuant to NYSE requirements, abstentions will have the same effect as a vote against this proposal and broker non-votes will not have any effect on the outcome of this proposal.
Proposal 3: The approval of the compensation of the Company’s executive officers requires a majority of the votes cast with respect to this matter. The vote on Proposal 3 is advisory and therefore not binding on the Company. Abstentions and broker non-votes will not have any effect on the approval of this proposal.
Proposal 4: The affirmative vote of the holders of a majority of the votes cast on this proposal is required to ratify the appointment of Ernst & Young LLP. Abstentions will not have any effect on the approval of this proposal.
If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote with respect to that matter.
Under rules adopted by the NYSE, its member-brokers are allowed to vote shares held by them for their customers only on matters the NYSE determines are routine, unless the brokers have received voting instructions from their customers. The NYSE currently considers Proposal 4 to be a routine matter. Your broker, therefore, may vote your shares in its discretion on Proposal 4, if you do not instruct your broker how to vote on Proposal 4. Your broker is prohibited from voting your shares on Proposals 1, 2(a), 2(b) and 3 unless you have given voting instructions to your broker. The NYSE does not consider the proposal to approve such other business as may properly come before the Annual Meeting or any adjournment a routine matter, so your broker may not vote on any such proposal in its discretion, though your shares will be counted for purposes of determining whether a quorum is present. Your broker, therefore, will need to return a proxy card without voting on non-routine matters if you do not give voting instructions with respect to such matters. This is referred to as a “broker non-vote.”
We encourage you to provide voting instructions to the broker, bank or other nominee that holds your shares by carefully following the instructions provided in the Notice from such entity.

Board Recommendations
The Board recommends that you vote for each of the director nominees, for the Company’s AIB Plan, for the Company’s Equity Plan, including the amendment to extend the term of the Equity Plan, for the advisory vote to approve executive compensation and for the ratification of the appointment of the independent registered public accounting firm.

Cost of Proxy Solicitation
The solicitation of and the related cost of the solicitation of proxies will be borne by us. In addition to solicitation by mail, some of our directors and officers or other employees may, without extra remuneration, solicit proxies personally or by telephone, electronically or facsimile. We also may request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to their customers who are beneficial owners and will reimburse such persons for their expenses.

Submission of Stockholder Proposals for 2015 Annual Meeting
Rule 14a-8 of the Securities Exchange Act of 1934 establishes the eligibility requirements and procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in Symetra’s 2015 proxy materials must be received by the Secretary at the address of the Company shown on the cover of this Proxy Statement no later than Thursday, November 27, 2014. Proposals must comply with the requirements of Rule 14a-8.
A stockholder who wishes to present a matter for action at Symetra’s 2015 annual meeting, but chooses not to do so under Rule 14a-8, must deliver to the Secretary no earlier than Friday, January 9, 2015 and no later than Sunday, February 8, 2015, written notice containing the information required by our bylaws. Copies of our bylaws were filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on October 5, 2009 or may be obtained at no charge by written request to the Secretary at the address of the Company shown on the cover of this Proxy Statement.

Annual Report on Form 10-K
We post on our website our 2013 Annual Report on Form 10-K, as filed with the SEC. The 2013 Annual Report on Form 10-K can be found at www.symetra.com by clicking on “Investor Relations” and then on “SEC Filings.” We will also furnish, upon written request and without charge, a printed copy of the 2013 Annual Report on Form 10-K to each person whose proxy is solicited and to each person representing that, as of the record date of the Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at the meeting. Such written requests should be directed to Investor Relations at the address of the Company shown on the cover of this Proxy Statement.

Incorporation by Reference
The Report of the Compensation Committee and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Reports by specific reference. In addition, these Reports shall not be deemed to be filed under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

APPENDIX A

Amended and Restated
_________, 2014

SYMETRA FINANCIAL CORPORATION

ANNUAL INCENTIVE BONUS PLAN

ARTICLE I.
PURPOSE
Symetra Financial Corporation (the “Company”) hereby establishes this Annual Incentive Bonus Plan (this “Plan”) to provide incentive compensation to certain employees and reward them for their role in the Company’s success.
ARTICLE II.
DEFINITIONS
2.1    “Code” means the Internal Revenue Code of 1986, as amended.
2.2     “Company Performance Modifier” means a percentage between zero percent (0%) and two hundred percent (200%) for each Plan Year. At the end of each Plan Year the Plan Administrator will set the Company Performance Modifier based on the extent to which the Company’s actual performance exceeded or fell below the Company Performance Goals for that Plan Year.
2.3    “Company Performance Goals” means specific performance goals established by the Plan Administrator with respect to one or more of the following criteria selected by the Plan Administrator: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) adjusted operating income; (iv) earnings per share of common stock of the Company (“Share”); (v) adjusted operating income per Share; (vi) book value; (vii) adjusted book value; (viii) statutory book value; (ix) book value per Share; (x) adjusted book value per Share; (xi) return on stockholders’ equity; (xii) operating return on average equity; (xiii) modified operating return on equity; (xiv) expense management; (xv) return on investment; (xvi) improvements in capital structure; (xvii) share price; (xviii) combined ratio; (xix) profitability of an identifiable business unit or product; (xx) maintenance or improvement of profit margins; (xxi) market share; (xxii) revenues or sales; (xxiii) costs; (xxiv) cash flow; (xxv) return on assets; (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) economic value per Share; (xxix) underwriting return on capital, (xxx) underwriting return on equity, and (xxxi) risk-based capital (RBC). The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items.~~any business performance goals selected by the Plan Administrator, which may include, but are not limited to, sales growth targets, improvement in operating efficiencies, and operating return on average equity.~~ Company Performance Goals need not, however, be based upon an increase or positive result under a business criterion and could include, for example, maintaining the status quo or limiting economic losses.
2.4    “Covered Employee” means an Eligible Employee who is a “covered employee” within the meaning of Code section 162(m).
2.5    “Eligible Employee” means a salaried employee of Symetra Life Insurance Company who works at least 20 hours per week and who does not participate in any other Company sponsored sales or production performance plan. For these purposes, ~~neither~~ the Company’s ~~Performance Share Plan nor its~~ Equity Plan is not~~are~~ considered a “sales or production performance plan~~s~~.”
2.6    “Incentive Bonus” means the amount awarded to a Participant as described in Article 6.
2.7    “Individual Performance Modifier” means a percentage between zero percent (0%) and two hundred percent (200%) for each Plan Year. At the end of each Plan Year the Plan Administrator will set the Individual Performance Modifier for according to the performance rating distribution for all Participants.

2.8    “Individual Performance Goals” means any Company performance-related goals for a Participant, determined or established by the Plan Administrator (or for any Participant who is not a Covered Employee, by the Participant’s manager). Individual Performance Goals may be based on a number of factors, including those listed in Section 2.3; provided that with respect to Covered Employees, Individual Performance Goals are limited to those factors set forth in Section 2.3.~~(but not limited to) sales growth, improvement in operating efficiencies, and operating return on average equity.~~ The Individual Performance Goals may differ from Participant to Participant and from Plan Year to Plan Year.
2.9    “Participant” means an Eligible Employee who has become a Participant as described in Article V.
2.10    “Eligible Earnings” mean the aggregate base salary paid to a Participant during the applicable Plan Year, before any salary reduction contributions to a Code Section 125 cafeteria plan, qualified transportation benefit plan, or 401(k) plan. Eligible Earnings do not include overtime, cash incentives, bonuses, deferred compensation, Company contributions to a qualified retirement plan, Company contributions to a medical or insurance benefit plan, long-term disability payments, severance pay, fringe benefits or any other extraordinary pay, including any incentive compensation paid under this Plan.
2.11    “Pay-out Formula” has the meaning given in Section 6.3.
2.12    “Plan Administrator” means the Compensation Committee of the Board of Directors of the Company.
2.13    “Plan Year” means the calendar year.
2.14    “Target Bonus” has the meaning provided in Section 6.2.
2.15    “Termination of Employment” means a complete cessation of employment.
2.16    “Total Disability” means a mental or physical impairment that (a) causes an individual to be unable to engage in any substantial gainful activity, after reasonable accommodation, and (b) is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more. The status of Total Disability will be determined by the Plan Administrator and, if requested by the affected Participant, two independent physicians, and shall be deemed to exist on the first day after the Plan Administrator (and the two independent physicians, if applicable) reach the conclusion.
ARTICLE III.
EFFECTIVE DATE
The effective date of this Plan is January 1, 2010.
ARTICLE IV.
PLAN ADMINISTRATION
4.1    Powers of Plan Administrator. The Plan Administrator shall be responsible for the general administration and interpretation of this Plan and for carrying out its provisions. The Plan Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of this Plan: (a) discretionary authority to construe and interpret the terms of this Plan, and to determine eligibility and the award and payment of benefits; (b) to prescribe forms and procedures for purposes of Plan participation and benefit payment; and (c) to adopt rules and regulations and to take such actions as it deems necessary or desirable for the proper administration of this Plan. It is the intent of the Company that the Plan and the bonuses paid under the Plan to Covered Employees satisfy any applicable requirements of Code Section 162(m). Any provision, application, or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board of Directors of the Company or the Plan Administrator at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of Code Section 162(m) are only applicable to Covered Employees.
4.2    Finality of Decisions. Any rule or decision by the Plan Administrator that is not expressly inconsistent with the provisions of this Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
4.3    Liability of Plan Administrator. The Plan Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan. In addition, no management employee of the Company shall be liable to any person for his or her part in establishing Individual Performance Goals or Individual Performance Modifiers.

ARTICLE V.
ELIGIBILITY
An employee hired or transferred to an "Eligible Employee" position on January 1 through September 30 shall become a Participant as of the first date the employee is an Eligible Employee. An employee hired or transferred to an "Eligible Employee" position on October 1 through December 31 shall become a Participant as of January 1st following the date he or she becomes an Eligible Employee (provided employment has continued to that date). An Eligible Employee who terminates employment with the Company during the course of a Plan Year and is then rehired as an Eligible Employee during the same Plan Year shall become a Participant on his or her most recent rehire date, provided the rehire date is on or before September 30; if the rehire date is after September 30, the individual will not become a Participant until the start of the following Plan Year (provided employment has continued to that date). An Eligible Employee who ceases to be an Eligible Employee because he or she becomes eligible for an alternative sales or production plan for part or all of a Plan Year will cease to be a Participant, but may receive a blended target percentage for the Plan Year, based on the time spent in each position.
ARTICLE VI.
INCENTIVE BONUS
6.1    Establishment of Goals. Company and Individual Performance Goals will be established, and set forth in writing and shared with the Participants, within ninety (90) days following the start of each Plan Year, or with respect to an individual who first becomes a Participant part way~~midway~~ through a Plan Year, within the number of days which is 25% of the remainder of the Plan Year.~~forty-five (45) days after becoming a Participant.~~
6.2    Target Bonus. The Target Bonus shall be calculated by multiplying the target percentage set for the participant’s position upon hire by the Eligible Earnings for the Plan Year. Should a participant’s target change as a result of moving to a new position with a different target, the participant will receive a blended target for the Plan Year, based on the time spent in each position.
6.3    Eligible Payment Formula. The Incentive Bonus will be based on the product of the amount of the Target Bonus for the Plan Year multiplied by the Individual Performance Modifier for the Plan Year, and multiplied again by the Company Performance Modifier for the applicable Plan Year (the “Pay-out Formula”). The Plan Administrator, in its sole discretion, may at any time prior to actual payment modify the Incentive Bonus payable to any Participant. The modification may constitute a decrease or an increase above what would otherwise be payable under the Pay-out Formula, provided that the maximum total percentage a participant can receive is two hundred percent (200%) of the Target Bonus. Provided further, that in the case of a Covered Employee the modification may only constitute a decrease below what would otherwise be payable under the Pay-out Formula. ~~The maximum total percentage a participant can receive is two hundred percent (200%) of the Target Bonus. Notwithstanding any contrary provision of this Plan, the Plan Administrator, in its sole discretion, may at any time prior to actual payment modify the Incentive Bonus payable to any Participant. The modification may constitute a decrease or an increase above what would otherwise be payable under the Pay-out Formula.~~
6.4    Right to Incentive Bonus. To ensure that the Company achieves the purposes and receives the benefits contemplated by this Plan, a Participant shall receive the Incentive Bonus only if the Participant remains continuously employed by the Company until the Incentive Bonus is actually paid to the Participant, as described below in Section 6.5. The following exceptions to this rule apply:
(a)    For Participants not eligible for the Executive Severance Pay Plan: (i) If a Participant experiences a Termination of Employment prior to the end of a Plan Year, and the Termination of Employment is due to death, Total Disability, voluntary Termination of Employment after age 65, or the Company’s elimination of the Participant’s position, the Participant (or his or her personal representative or estate) shall nevertheless receive payment of the Incentive Bonus for that Plan Year, based on his or her Eligible Earnings for that Plan Year, subject to the Company Performance Modifier. (ii) If the Participant terminates under one of the circumstances in the previous sentence after the end of a Plan Year but before the Incentive Bonus is paid, the Participant shall receive payment of the Incentive Bonus for that Plan Year, if any, calculated under Section 6.3.

(b)    For Participants eligible for the Executive Severance Pay Plan: (i) If a Participant experiences a Termination of Employment prior to the end of a Plan Year, and the Termination of Employment is due to death, Total Disability, or voluntary Termination of Employment after age 65, the Participant (or his or her personal representative or estate) shall nevertheless receive payment of the Incentive Bonus for that Plan Year, based on his or her Eligible Earnings for that Plan Year, subject to the Company Performance Modifier. Provided that for a Covered Employee, such payment shall be made after such event only if the Plan Administrator certifies the Covered Employee’s

Company Performance Modifier and Individual Performance Modifier for the Plan Year. No Incentive Bonus is payable for any other termination prior to the end of a Plan Year. (ii) If a Participant is involuntarily terminated without cause or has a Constructive Termination after the end of a Plan Year but before the Incentive Bonus is paid, the Participant shall receive payment of the Incentive Bonus for that Plan Year, if any, calculated under Section 6.3.

The payment to any terminated Participant under (a) or (b) will occur at the same time as payments to other Participants. Any forfeited Incentive Bonuses shall be reallocated to other Participants (except for Covered Employees) entitled to a bonus for the Plan Year, on a proportionate basis.
6.5    Time and Form of Eligible Payment of Incentive Bonus. The Company shall pay the amount of Incentive Bonuses awarded pursuant to Section 6.4 in a lump sum within two and a half months following the Plan Year for which the Performance Goals apply, subject to the requirements of continued employment of Section 6.4.
6.6    Special Provision for Benefit Upon Death. If a Participant should die, any Incentive Bonuses payable pursuant to this Article 6 shall be paid to his or her personal representative, or estate.
ARTICLE VII.
UNFUNDED OBLIGATION
The benefits payable under this Plan shall not be funded, but shall constitute an unsecured liability payable, when due, by the Company out of its general assets. The Company shall retain title to and beneficial ownership of all assets, whether cash or investments, which it may in its sole discretion set aside or earmark to pay benefits under this Plan, including any assets placed in a rabbi trust. Neither the Participant nor their beneficiaries shall have any property interest in the Company’s specific assets.
ARTICLE VIII.
MISCELLANEOUS
8.1    Withholding Taxes. In connection with payments under this Plan, the Company shall withhold any income and employment taxes required under applicable law.
8.2    No Employment Contract. Nothing in this Plan, shall give any employee any right to continued employment with the Company, or to interfere in any way with the right of the Company to terminate an employee’s employment or service relationship with the Company at any time.
8.3    Right to Amend or Terminate Plan. The Company intends this Plan to be a continuing program. Nonetheless, the Company reserves the right to amend or terminate this Plan at any time and to terminate all rights to receive benefits hereunder.
8.4    Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Washington, to the extent no preempted by federal law. This Plan shall be interpreted to be exempt under Code Section 409A as a “short-term deferral,” as defined in corresponding Treasury regulations.
8.5    Entire Agreement. This Plan supersedes all prior written or oral agreements, arrangements, or undertakings with respect to the subject matter of this Plan. ~~including, without limitation, the Annual Incentive Bonus Plan, as revised on February 15, 2005.~~
IN WITNESS WHEREOF, the Company has caused this Annual Incentive Bonus Plan to be executed this ______ day of ____________, 2014~~10~~.

SYMETRA FINANCIAL CORPORATION

By
Its

APPENDIX B

Amended and Restated
______, 2014 ~~November 8, 2011~~
Symetra Financial Corporation Equity Plan

1.	PURPOSE
The purpose of the Symetra Financial Corporation Equity Plan (the “Plan”) is to advance the interests of Symetra Financial Corporation (the “Company”) and its stockholders by providing long-term incentives to certain employees, directors and consultants of the Company and its subsidiaries.

2.	ADMINISTRATION
The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company; provided that, following the initial public offering of the Company’ common shares (the “IPO”), each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (b) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (c) otherwise meets the independence requirements of the New York Stock Exchange (the “NYSE”). In the event that, following the IPO, any member of the Committee does not so qualify, the Plan shall, to the extent practicable, be administered by a sub-committee of Committee members who do so qualify. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
The Committee shall have exclusive authority to select the employees, directors and consultants to be granted awards under the Plan (“Awards”), to determine the type, size and terms of the Awards and to prescribe the form of the instruments embodying Awards. With respect to Awards made to directors and consultants, the Committee shall, and with respect to employees may, specify the terms and conditions applicable to such Awards in an Award agreement (each, an “Award Agreement”). The Committee is hereby authorized to interpret the Plan, Award Agreements and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. It is the intent of the Company that the Plan and the Awards under the Plan to any employee who is a “covered employee” within the meaning of Code section 162(m) (“Covered Employee”), satisfy any applicable requirements of Code Section 162(m). Any provision, application, or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any Award, required in order to satisfy the requirements of Code Section 162(m) are only applicable to Covered Employees. In connection with any Award, the Committee in its sole discretion may provide for vesting provisions that are different from the default vesting provisions that are contained in the Plan and such alternative provisions shall not be deemed to conflict with the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may act only by a majority of its members, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.
The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more executive officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its affiliates (including any prospective officer, employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

3.	PARTICIPATING SUBSIDIARIES
If a subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the Board of Directors of the subsidiary (the “Subsidiary Board”) shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan. As used herein, “subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.
A subsidiary may cease to participate in the Plan at any time by action of the Board or by action of the Subsidiary Board, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the Subsidiary Board taking such action. Termination of participation in the Plan shall not relieve a subsidiary of any obligations theretofore incurred by it under the Plan.

4.	AWARDS

(a)
Eligible Participants. Any employee, director or consultant of the Company or any of its subsidiaries is eligible to receive an Award hereunder. The Committee shall select which eligible employees, directors or consultants shall be granted Awards hereunder. No employee, director or consultant shall have a right to receive an Award hereunder and the grant of an Award to an employee, director or consultant shall not obligate the Committee to continue to grant Awards to such employee, director or consultant in subsequent periods or to grant Awards to any other person at any time.

(b)
Type of Awards. Awards shall be limited to the following seven types: (i) “Stock Options,” (ii) “Stock Appreciation Rights,” (iii) “Restricted Stock,” (iv) “Restricted Stock Units,” (v) “Performance Shares,” (vi) “Performance Units” and (vii) other stock-based awards.

(c)
Maximum Number of Shares That May Be Issued. A maximum of seven million, eight hundred and thirty thousand (7,830,000) shares of common stock of the Company, $0.01 par value (“Shares”), may be issued by the Company in satisfaction of its obligations with respect to Award grants.  The maximum aggregate number of Shares with respect to which Awards may be issued to any participant in any fiscal year of the Company is one million five hundred thousand (1,500,000), subject to adjustment as provided in Section 17. For purposes of the foregoing, the exercise of a Stock Appreciation Right shall constitute the issuance of Shares equal to the Shares delivered under such Stock Appreciation Right. If any Shares issued as Restricted Stock shall be repurchased pursuant to the Company’s option described in Section 6 below, or if any Shares issued under the Plan shall be reacquired pursuant to restrictions imposed at the time of issuance or pursuant to the satisfaction of tax withholding or related obligations, such Shares may again be issued under the Plan.

(d)	Rights With Respect to Shares.

(i)
A participant to whom Restricted Stock has been issued shall have, prior to the expiration of the Restricted Period or the earlier repurchase of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends thereon, subject, however, to the options, restrictions and limitations imposed thereon pursuant hereto.

(ii)
A participant to whom Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Shares or Performance Units are granted (and any person succeeding to such participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any Shares issuable pursuant thereto until the date of the issuance of a stock certificate (whether or not delivered) therefor. Except as provided in Section 17, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) the record date for which is prior to the date such stock certificate is issued.

(iii)	The Company, in its discretion, may hold custody during the Restricted Period of any Shares of Restricted Stock.

5.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

(a)
Stock Options, which include “Incentive Stock Options” and other stock options or combinations thereof, are rights to purchase shares of Common Stock of the Company. A Stock Appreciation Right is an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the exercise price per Share of the Stock

Appreciation Right, subject to the terms of the applicable Award Agreement. The maximum number of Shares with respect to which Incentive Stock Options may be issued to a participant in one year is, four hundred and thirty-five thousand (435,000) subject to adjustment pursuant to Section 17. Each Stock Option shall comply with the following terms and conditions:

(i)
The Committee shall determine the participants to whom Stock Options shall be granted, the number of shares to be covered by each Stock Option, whether the Stock Option will be an Incentive Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. Unless otherwise set forth in the applicable Award Agreement, the per share exercise price shall not be less than the greater of (i) the Fair Market Value per Share at the time of grant and (ii) the par value per Share. However, the exercise price of an Incentive Stock Option granted to a participant who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a subsidiary (a “Ten Percent Participant”) shall not be less than 110% of the greatest of (i) the Fair Market Value per share at the time of grant, and (ii) the par value per Share.

(ii)
The Stock Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during such optionee’s lifetime only by such optionee, unless otherwise set forth in the applicable Award Agreement.

(iii)
The Stock Option shall not be exercisable unless payment in full is made for the Shares being acquired thereunder at the time of exercise (including any Federal, state or local income or other taxes which the Committee determines are required to be withheld in respect of such Shares), and such payment shall be made in United States dollars by cash or check or, if permitted by the Committee, (A) by tendering to the Company Shares owned by the person exercising the Stock Option and having an aggregate Fair Market Value equal to the aggregate cash exercise price thereof, (B) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell a number of Shares otherwise deliverable upon the exercise of the Stock Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or (C) by a combination of United States dollars and Shares pursuant to (A) and/or (B) above.

(iv)
The aggregate Fair Market Value of Shares (determined at the time of grant of the Stock Option pursuant to Section 5(a)(i) of the Plan) with respect to which Incentive Stock Options granted to any participant under the Plan are exercisable for the first time by such participant during any calendar year may not exceed the maximum amount permitted under Section 422(d) of the Code at the time of the Award grant. In the event this limitation would be exceeded in any year, the optionee may elect either (i) to defer to a succeeding year the date on which some or all of such Incentive Stock Options would first become exercisable (but no longer than the term specified in Section 5(c)(i) herein) or (ii) to convert some or all of such Incentive Stock Options into non-qualified Stock Options.

(b)	Each Stock Appreciation Right shall comply with the following terms and conditions:

(i)
The Committee shall determine the participants to whom Stock Appreciation Rights shall be granted, the number of shares to be covered by each Stock Appreciation Right and the conditions and limitations applicable to the vesting and exercise of the Stock Appreciation Right. Unless otherwise set forth in the applicable Award Agreement, the per share exercise price shall not be less than the greater of (i) the Fair Market Value per Share at the time of grant and (ii) the par value per Share.

(ii)
The Stock Appreciation Right shall not be transferable by the awardee otherwise than by will or the laws of descent and distribution, and shall be exercisable during such awardee’s lifetime only by such awardee, unless otherwise set forth in the applicable Award Agreement.

(iii)
A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the exercise price thereof. The Committee shall determine, in its sole and plenary discretion, whether a Stock Appreciation Right shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)	No fractional Shares shall be delivered under this Section 5(b), but in lieu thereof a cash adjustment may be made as determined by the Committee.

(c)	Each Stock Option or Stock Appreciation Right shall not be exercisable:

(iv)
after the expiration of ten years from the date it is granted (or such earlier date specified in the grant of the Stock Option or Stock Appreciation Right or applicable Award Agreement) and may be exercised during such period only at such time or times as the Committee may establish; or

(v)
unless otherwise set forth in the applicable Award Agreement, by participants who were employees of the Company or one of its subsidiaries at the time of the grant of the Stock Option or Stock Appreciation Right unless such participant has been, at all times during the period beginning with the date of grant of the Stock Option or Stock Appreciation Right and ending on the date three months prior to such exercise, an officer or employee of the Company or any of its subsidiaries, or of a corporation, or a parent or subsidiary of a corporation, issuing or assuming the Stock Option or Stock Appreciation Right in a transaction to which Section 424(a) of the Code is applicable, except that:

(A)
unless otherwise set forth in the applicable Award Agreement, if such person shall cease to be an officer or employee of the Company or one of its subsidiaries solely by reason of a period of Related Employment (as defined in Section 12), he or she may, during such period of Related Employment (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof), exercise such Stock Option or Stock Appreciation Right as if he or she continued to be such an officer or employee; or

(B)
unless otherwise set forth in the applicable Award Agreement, if an optionee shall become Disabled (as defined in Section 10) he or she may, at any time within three years of the date he or she becomes disabled (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof), exercise the Stock Option or Stock Appreciation Right with respect to (i) any Shares as to which he or she could have exercised the Stock Option or Stock Appreciation Right on the date he or she became disabled and (ii) if the Stock Option or Stock Appreciation Right is not fully exercisable on the date he or she becomes disabled, the number of additional Shares as to which the Stock Option or Stock Appreciation Right would have become exercisable had he or she remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option or Stock Appreciation Right; or

(C)
unless otherwise set forth in the applicable Award Agreement, if an optionee shall die while holding a Stock Option or Stock Appreciation Right, his executors, administrators, heirs or distributees, as the case may be, at any time within one year after the date of such death (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof), may exercise the Stock Option or Stock Appreciation Right with respect to any Shares as to which the decedent could have exercised the Stock Option or Stock Appreciation Right at the time of his or her death, and if the Stock Option or Stock Appreciation Right is not fully exercisable on the date of his or her death, the number of additional Shares as to which the Stock Option or Stock Appreciation Right would have become exercisable had he or she remained an employee through the next date on which additional Shares were scheduled to become exercisable under the Stock Option or Stock Appreciation Right; provided, however, that if death occurs during the three-year period following a Disability as described in Section 5(c)(ii)(B) hereof or any period following a voluntary termination (including retirement) in respect of which the Committee has exercised its discretion to grant continuing exercise rights as provided in Section 5(c)(ii)(D) hereof, the Stock Option or Stock Appreciation Right shall not become exercisable as to any Shares in addition to those as to which the decedent could have exercised the Stock Option or Stock Appreciation Right at the time of his or her death; or

(D)
unless otherwise set forth in the applicable Award Agreement, if such person shall voluntarily terminate his or her employment with the Company (including retirement), the Committee, in its sole discretion, may determine that such optionee may exercise the Stock Option or Stock Appreciation Right with respect to some or all of the Shares subject to the Stock Option or Stock Appreciation Right as to which it would not otherwise be exercisable on the date of his or her voluntary termination provided, however, that in no event may such exercise take place after the Stock Option or Stock Appreciation Right has expired under the provisions of Section 5(c)(i) hereof.

(E)
notwithstanding anything herein to the contrary and subject to Section 13, unless otherwise set forth in the applicable Award Agreement, in the event a Change in Control (as defined in Section 13(a)) occurs and within 12 months thereafter: (A) there is a Termination Without Cause (as defined in Section 14) of an optionee’s or awardee’s employment or (B) there is a Constructive Termination (as defined in Section 15) of an optionee’s or awardee’s employment (any such Termination Without Cause or Constructive Termination, a “Trigger Event”), the optionee or awardee may exercise the entire Stock Option or Stock Appreciation Right at any time within 30 days following such Trigger Event (but in no event after the Stock Option or Stock Appreciation Right has expired under the provisions of Sections 5(c)(i)).

6.	RESTRICTED STOCK
Each Award of Restricted Stock shall comply with the following terms and conditions, unless otherwise set forth in the applicable Award Agreement:

(a)	The Committee shall determine the number of Shares to be issued to a participant pursuant to the Award.

(b)
Shares issued may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period from the date on which the Award is granted as the Committee shall determine (the “Restricted Period”). The Company shall have the option to repurchase the Shares subject to the Award at such price as the Committee shall have fixed (including zero consideration), in its sole discretion, when the Award was made, which option will be exercisable on such terms, in such manner and during such period as shall be determined by the Committee when the Award is made (which may include, for illustration, the participant’s cessation of continuous employment or the failure to satisfy performance conditions). Certificates for Shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to the foregoing option and other restrictions. Any attempt to dispose of any such Shares in contravention of the foregoing option and other restrictions shall be null and void and without effect. If Shares issued pursuant to a Restricted Stock Award shall be repurchased pursuant to the option described above, the participant to whom the Award was granted, or in the event of his or her death after such option became exercisable, his or her executor or administrator, shall forthwith deliver to the Secretary of the Company any certificates for the Shares awarded to the participant, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company. If the option described above is not exercised by the Company, such option and the restriction imposed pursuant to the first sentence of this Section 6(b) shall terminate and be of no further force and effect.

(c)	Unless otherwise set forth in the applicable Award Agreement, if a participant who has been in the continuous employment of the Company or of a subsidiary shall:

(i)
die or become Disabled during the Restricted Period, the option of the Company to repurchase (and any and all other restrictions on) a pro rata portion of the Shares awarded to such participant under such Award shall lapse and cease to be effective as of the date on which his or her death or disability occurs which shall be determined as follows: (A) the number of Shares awarded under the Award multiplied by (B) a percentage, the numerator of which is equal to the number of months elapsed in the Restricted Period as of the date of death or disability (counting the month in which the death or disability occurred as a full month) and the denominator of which is equal to the number of months in the Restricted Period; or

(ii)
voluntarily terminate his or her employment with the Company (including retirement) during the Restricted Period, the Committee may determine that all or any portion of the option to repurchase and any and all other restrictions on some or all of the Shares awarded to him or her under such Award, if such option and other restrictions are still in effect, shall lapse and cease to be effective as the date on which such voluntary termination or retirement occurs, unless the participant is a Covered Employee and the Restricted Stock is subject to a performance-based restriction.

(d)
Unless otherwise set forth in the applicable Award Agreement, in the event within 12 months after a Change in Control and during the Restricted Period there is a Trigger Event, then the option to repurchase (and any and all other restrictions on) all Shares awarded to the participant under his or her Restricted Stock Award shall lapse and cease to be effective as of the date on which such Trigger Event occurs.

7.	RESTRICTED STOCK UNITS
The grant of a Restricted Stock Unit Award to a participant will entitle him or her to receive, without payment to the Company, an amount equal to the number of Shares underlying such Restricted Stock Unit Award multiplied by the Fair Market Value of a Share on the date of vesting of the Restricted Stock Unit Award, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Restricted Stock Unit Award shall be made as provided in Section 7(e). Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(a)	The Committee shall determine the number of Shares underlying the Restricted Stock Units to be granted to a participant.

(b)
Restricted Stock Unit Awards shall be subject to the vesting schedule determined by the Committee and set forth in the applicable Award Agreement. Payment in respect of a vested Restricted Stock Unit may be made in cash, stock or any combination thereof, as specified in the applicable Award Agreement.

(c)
Except as otherwise determined by the Committee or in an Award Agreement, Restricted Stock Units shall be cancelled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the vesting of the Restricted Stock Units, except solely by reason of a period of Related Employment, and except as otherwise specified in this Section 7(c) or in Section 7(d). Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, if an employee participant shall:

(i)
while in such employment, die or become Disabled prior to the vesting of the Restricted Stock Units, such Restricted Stock Units shall be immediately canceled and the participant, or the participant’s legal representative, as the case may be, shall receive a payment in respect of such canceled Restricted Stock Units equal to the product of (A)(i) the number of Shares underlying such Restricted Stock Units multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the period commencing on the grant date of such Restricted Stock Units and such death or Disability (including, for this purpose, the month in which the death or Disability occurs), and the denominator of which is equal to the total number of months from the grant date to the date when such Restricted Stock Units were intended to vest; or

(ii)
retire with the approval of the Committee in its sole discretion prior to the vesting of the Restricted Stock Units, the Restricted Stock Units shall be immediately canceled; provided that the Committee in its sole discretion may determine to make a payment to the participant in respect of some or all of such canceled Restricted Stock Units, unless the participant is a Covered Employee and the Restricted Stock Units are subject to a performance-based restriction.

(d)
Unless otherwise set forth in the applicable Award Agreement, if within 12 months after a Change in Control there is a Trigger Event, then with respect to Restricted Stock Unit Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a cash payment equal to the product of (A) the number of Shares underlying such Applicable Awards and (B) the Fair Market Value of a Share on the date the applicable Trigger Event occurs.

(e)
Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company in its sole discretion (if any), payment of any amount in respect of any Restricted Stock Units shall be made by the Company no later than 60 days after the end of the calendar year in which such Restricted Stock Units vest or become payable.

8.	PERFORMANCE SHARES
The grant of a Performance Share Award to a participant will entitle such participant to receive, without payment to the Company, all or part of the value (the “Actual Value”) of a specified number of hypothetical Shares (“Performance Shares”) determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Performance Share Award shall be made as provided in Section 8(h). Performance Shares are treated in the same manner as issuance of Shares for purposes of the limitations in Section 4(c). Each Performance Share Award shall be subject to the following terms and conditions:

(a)
The Committee shall determine the target number of Performance Shares to be granted to a participant. Performance Share Awards may be granted in different classes or series having different terms and conditions.

(b)
The Actual Value of a Performance Share Award shall be the product of (i) the target number of Performance Shares subject to the Performance Share Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Share Award and (iii) the Fair Market Value of a Share on the date the Award is paid or becomes payable to the participant. The “Performance Percentage” applicable to a Performance Share Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period (as defined below). The method for determining the applicable Performance Percentage shall also be established by the Committee.

(c)
At the time each Performance Share Award is granted, the Committee shall establish performance objectives (“Performance Objectives”) to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the Award Period to which the Performance Objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant Award Period. The Performance Objectives established with respect to a Performance Share Award shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) adjusted operating income; (iv) earnings per Share; (v) adjusted operating income per Share; (vi) book value; (vii) adjusted book value; (viii) statutory book value; (ix) book value per Share; (x) adjusted book value per share; (xi) return on stockholders’ equity; (xii) operating return on average equity; (xiii) modified operating return on equity (xiv) expense management; (xv) return on investment; (xvi) improvements in capital structure; (xvii) share price; (xviii) combined ratio; ~~(xii) operating ratio;~~ (xix) profitability of an identifiable business unit or product; (xx) maintenance or improvement of profit margins; (xxi) market share; (xxi) revenues or sales; (xxiii) costs; (xxiv) cash flow; ~~(xix) working capital;~~ (xxv) return on assets; (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) economic value per Share; (xxix) underwriting return on capital; (xxx) underwriting return on equity; and (xxxi) risk-based capital (RBC). The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(d)
The award period (the “Award Period”) in respect of any grant of a Performance Share Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Share Award agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(e)
Except as otherwise determined by the Committee or in an Award Agreement, Performance Shares shall be canceled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except by reason of a period of Related Employment as defined in Section 11, and except as otherwise specified in this Section 8(e) or in Section 8(f). Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, if an employee participant shall:

(i)
while in such employment, die or become Disabled prior to the end of an Award Period, the Performance Share Award for such Award Period shall be immediately canceled and he or she, or his or her legal representative, as the case may be, shall receive a payment in respect of such canceled Performance Share Award equal to the product of (A)(i) the target number of Performance Shares for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or Disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Fair Market Value of a Share on the last day of the performance period in which the death or Disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or Disability occurred (but which for a participant who is not a Covered Employee in no event shall be less than 50%); or

(ii)
retire with the approval of the Committee in its sole discretion prior to the end of the Award Period, the Performance Share Award for such Award Period shall be immediately canceled; provided that for a participant who is not a Covered Employee, the Committee in its sole discretion may determine to make a payment to the participant in respect of some or all of such canceled Performance Share Award, and for a Covered Employee may make a payment only if the Committee certifies the Covered Employee’s Performance Percentage for the Award Period.

(f)
Unless otherwise set forth in the applicable Award Agreement, if within 12 months after a Change in Control there is a Trigger Event, then with respect to Performance Share Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a payment equal to the product of (A) (i) the target number of Performance Shares for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Fair Market Value of a Share on the date the applicable Trigger Event occurs, multiplied by (C) a Performance Percentage equal to 100%. Provided that for a Covered Employee, (C) shall not apply and such payment shall be made after a Trigger Event only if the Committee certifies the Covered Employee’s Performance Percentage for the Award Period. Unless otherwise set forth in the applicable Award Agreement, if following a Change in Control, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he would have been paid had there not been a Change in Control and the Actual Value shall be determined in accordance with Section 8(g) below.

(g)
Except as otherwise provided in Section 8(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Shares, (ii) calculate the Actual Value of the Performance Share Award and (iii) shall certify the foregoing to the Board. The Committee shall cause an amount equal to the

Actual Value of the Performance Shares earned by the participant to be paid to him or his beneficiary. The Committee shall determine, in its sole and plenary discretion, whether Performance Shares shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(h)
Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company in its sole discretion (if any), payment of any amount in respect of any Performance Shares shall be made by the Company no later than 60 days after the end of the calendar year in which such Performance Shares are earned.

9.	PERFORMANCE UNITS
The grant of a Performance Unit Award to a participant will entitle such participant to receive, without payment to the Company, all or part of a specified amount (the “Earned Value”) determined by the Committee, if the terms and conditions specified herein and in the Award are satisfied. Payment in respect of a Performance Unit Award shall be made as provided in Section 9(h). Each Performance Unit Award shall be subject to the following terms and conditions:

(a)
The Committee shall determine the target number of Performance Units to be granted to a participant. The maximum Earned Value that may be earned by a participant for Performance Units for any single Award Period of one year or longer shall not exceed $25,000,000. Performance Unit Awards may be granted in different classes or series having different terms and conditions.

(b)
The Earned Value of an Award of Performance Units shall be the product of (i) the target number of Performance Units subject to the Performance Unit Award, (ii) the Performance Percentage (as determined below) applicable to the Performance Unit Award and (iii) the Value (as defined below) of a Performance Unit on the date the Award is paid or becomes payable to the employee. The “Performance Percentage” applicable to a Performance Unit Award shall be a percentage of no less than 0% and no more than 200%, which percentage shall be determined by the Committee based upon the extent to which the Performance Objectives (as determined below) established for such Award are achieved during the Award Period (as defined below). The method for determining the applicable Performance Percentage shall also be established by the Committee. The “Value” of a Performance Unit shall be a fixed dollar value (or a dollar value determined pursuant to a formula or similar process) specified by the Committee and set forth in the applicable Award Agreement.

(c)
At the time each Performance Unit Award is granted the Committee shall establish performance objectives (“Performance Objectives”) to be attained within the Award Period as the means of determining the Performance Percentage applicable to such Award. The Performance Objectives shall be approved by the Committee (i) while the outcome for that Award Period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance objective relates or, if less than 90 days, the number of days which is equal to 25 percent of the relevant performance period. The Performance Objectives established with respect to a Performance Unit Awards shall be specific performance targets established by the Committee with respect to one or more of the following criteria selected by the Committee: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) adjusted operating income; (iv) earnings per Share; (v) adjusted operating income per Share; (vi) book value; (vii) adjusted book value; (viii) statutory book value; (ix) book value per Share; (x) adjusted book value per share; (xi) return on stockholders’ equity; (xii) operating return on average equity; (xiii) modified operating return on equity (xiv) expense management; (xv) return on investment; (xvi) improvements in capital structure; (xvii) share price; (xviii) combined ratio; ~~(xii) operating ratio;~~ (xix) profitability of an identifiable business unit or product; (xx) maintenance or improvement of profit margins; (xxi) market share; (xxi) revenues or sales; (xxiii) costs; (xxiv) cash flow; ~~(xix) working capital;~~ (xxv) return on assets; (xxvi) customer satisfaction; (xxvii) employee satisfaction; (xxviii) economic value per Share; (xxix) underwriting return on capital; (xxx) underwriting return on equity; and (xxxi) risk-based capital (RBC). The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its divisions, units, partnerships, joint ventures or minority investments, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Performance Objectives may be calculated without regard to extraordinary items.

(d)
The award period (the “Award Period”) in respect of any grant of a Performance Unit Award shall be such period as the Committee shall determine commencing as of the beginning of the fiscal year of the Company in which such grant is made. An Award Period may contain a number of performance periods; each performance period shall commence on or after the first day of the Award Period and shall end no later than the last day of the Award Period. If the Committee does not specify in a Performance Unit Award Agreement or elsewhere the performance periods contained in an Award Period, each 12-month period beginning with the first day of such Award Period shall be deemed to be a performance period.

(e)
Except as otherwise determined by the Committee or in an Award Agreement, Performance Units shall be cancelled if the participant’s continuous employment with the Company or any of its subsidiaries shall terminate for any reason prior to the end of the Award Period, except solely by reason of a period of Related Employment, and except as otherwise specified in this Section 9(e) or in Section 9(f). Notwithstanding the foregoing, unless otherwise set forth in the applicable Award Agreement, if an employee participant shall:

(i)
while in such employment, die or become Disabled prior to the end of an Award Period, the Performance Unit Award for such Award Period shall be immediately canceled and the participant, or his or her legal representative, as the case may be, shall receive a payment in respect of such canceled Performance Unit Award equal to the product of (A)(i) the target number of Performance Units for such Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full or partial months within the Award Period during which employee was continuously employed by the Company or its subsidiaries (including, for this purpose, the month in which the death or disability occurs), and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the value of a Performance Unit on the last day of the performance period in which the death or disability occurred, multiplied by (C) the Performance Percentage determined by the Board to have been achieved through the end of the performance period in which the death or disability occurred; or

(ii)
retire with the approval of the Committee in its sole discretion prior to the end of the Award Period, the Performance Unit Award for such Award Period shall be immediately canceled; provided that for a participant who is not a Covered Employee, the Committee in its sole discretion may determine to make a payment to the participant in respect of some or all of such canceled Performance Unit Award and for a Covered Employee may make a payment only if the Committee certifies the Covered Employee’s Performance Percentage for the Award Period.

(f)
Unless otherwise set forth in the applicable Award Agreement, if within 12 months after a Change in Control there is a Trigger Event, then with respect to Performance Unit Awards that were outstanding on the date of the Trigger Event (each, an “Applicable Award”), each such Applicable Award shall be immediately canceled and, in respect thereof, such participant shall be entitled to receive a payment equal to the product of (A) (i) the target number of Performance Units for such Applicable Award multiplied by (ii) a fraction, the numerator of which is equal to the number of full months within the Award Period during which the participant was continuously employed by the Company or its subsidiaries, and the denominator of which is equal to the total number of months within such Award Period, multiplied by (B) the Value of a Performance Unit on the date the applicable Trigger Event occurs, multiplied by (C) a Performance Percentage equal to 100%. Provided that for a Covered Employee, (C) shall not apply and such payment shall be made after a Trigger Event only if the Committee certifies the Covered Employee’s Performance Percentage for the Award Period. If following a Change in Control, unless otherwise set forth in the applicable Award Agreement, a Participant’s employment remains continuous through the end of an Award Period, then the Participant shall be paid with respect to such Awards for which he or she would have been paid had there not been a Change in Control and the Earned Value shall be determined in accordance with Section 9(g) below.

(g)
Except as otherwise provided in Section 9(f), as soon as practicable after the end of the Award Period or such earlier date as the Committee in its sole discretion may designate, the Committee shall (i) determine, based on the extent to which the applicable Performance Objectives have been achieved, the Performance Percentage applicable to an Award of Performance Units, (ii) calculate the Earned Value of the Performance Unit Award and (iii) shall certify all of the foregoing to the Board of Directors. The Committee shall cause an amount equal to the Earned Value of the Performance Units earned by the participant to be paid to him or her or his or her beneficiary. The Committee shall determine, in its sole and plenary discretion, whether a Performance Unit shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(h)
Unless payment is deferred in accordance with an election made by the participant in accordance with procedures adopted by the Company in its sole discretion (if any), payment of any amount in respect of any Performance Units shall be made by the Company no later than 60 days after the end of the calendar year in which such Performance Units are earned.

10.	OTHER STOCK-BASED AWARDS
Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine.

11.	DISABILITY
For the purposes of this Plan, unless otherwise specified in the applicable Award Agreement, a participant shall be deemed to be “Disabled” if the Committee shall determine that the physical or mental condition of the participant is such as would entitle him or her to payment of long-term disability benefits under any disability plan of the Company or a subsidiary in which he or she is a participant.

12.	RELATED EMPLOYMENT
For the purposes of this Plan, Related Employment shall mean the employment of a participant by an employer which is neither the Company nor a subsidiary provided: (i) such employment is undertaken by the participant and continued at the request of the Company or a subsidiary; (ii) immediately prior to undertaking such employment, the participant was an officer or employee of the Company or a subsidiary, or was engaged in Related Employment as herein defined; and (iii) such employment is recognized by the Committee, in its sole discretion, as Related Employment for the purposes of this Section 12. The death or Disability of a participant during a period of Related Employment as herein defined shall be treated, for purposes of this Plan, as if the death or onset of disability had occurred while the participant was an officer or employee of the Company.

13.	CHANGE IN CONTROL

(a)	For purposes of this Plan, unless otherwise specified in the applicable Award Agreement, a “Change in Control” within the meaning of this Section 13(a) shall occur if:

(iii)
Any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than (x) White Mountains Insurance Group, Ltd., Berkshire Hathaway, Inc. or the respective wholly owned subsidiaries thereof, as applicable (the “Significant Investors”), (y) an underwriter temporarily holding Shares in connection with a public issuance thereof or (z) an employee benefit plan of the Company or its affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company’s then outstanding Shares and such ownership percentage exceeds the beneficial ownership percentage of the Significant Investors in the Company’s then outstanding Shares;

(iv)	the Continuing Directors, as defined in Section 13(b), cease for any reason to constitute a majority of the Board of the Company; or

(v)
the business of the Company and its subsidiaries is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business-related assets of the Company and its subsidiaries.

(b)
For the purposes of this Plan, “Continuing Director” shall mean a member of the Board  who either was a member of the Board on the Effective Date (as defined below) or subsequently became a director of the Company and whose election, or nomination for election, by the Company’s stockholders was approved by a vote of a majority of the Continuing Directors then on the Board (which term, for purposes of this definition, shall mean the whole Board and not any committee thereof), but excluding any such individual whose initial assumption of office occurred pursuant to an actual or threatened proxy contest or consent solicitation with respect to the election or removal of directors.

(c)
In the event of a Change in Control, the Committee as constituted immediately prior to the Change in Control shall determine the manner in which “Fair Market Value” of Shares will be determined following the Change in Control.

14.	TERMINATION WITHOUT CAUSE
For purposes of this Plan, unless otherwise specified in the applicable Award Agreement, “Termination Without Cause” shall mean a termination of the participant’s employment with the Company or subsidiary or business unit of the Company by the Company (or subsidiary or business unit, as applicable) or, by a purchaser of the participant’s subsidiary or business unit after a Change in Control as described in Subsection 13(a)(iii), other than (i) for death or Disability or (ii) for Cause. “Cause” shall mean, unless otherwise set forth in the applicable Award Agreement, (a) an act or omission by the participant that constitutes a felony or any crime involving moral turpitude; or (b) willful gross negligence or willful gross misconduct by the participant in connection with his employment which causes, or is likely to cause, material loss or damage to the Company, subsidiary or business unit. Notwithstanding anything herein to the contrary, if the participant’s employment with the Company, subsidiary or business unit shall terminate due to a Change in Control as described in Subsection 13(a)(iii), where the purchaser (the “Purchaser”), as described in such subsection, formally assumes the Company’s obligations under this Plan or places the participant in a similar or like plan with no diminution of the value of the awards, such termination shall not be deemed to be a “Termination Without Cause.”

15.	CONSTRUCTIVE TERMINATION
“Constructive Termination” shall mean, unless otherwise set forth in the applicable Award Agreement, a termination of employment with the Company or a subsidiary at the initiative of the participant that the participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company or a subsidiary and which follows (a) a material decrease in his total compensation opportunity or (b) a material diminution in the authority, duties or responsibilities of his position with the result that the participant makes a determination in good faith that he or she cannot continue to carry out his or her job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 15 until and unless (a) the participant provides 30 days written notice of termination to the company of the occurrence of the circumstances described in this Section 15 within 30 days following such occurrence and (b) 30 days have elapsed from the date the Company receives such written notice from the participant without the Company curing or causing to be cured the circumstance or circumstances described in this Section 15 on the basis of which the declaration of Constructive Termination is given.

16.	[RESERVED]

17.	DILUTION AND OTHER ADJUSTMENTS

(a)
In the event of any change in the outstanding Shares of the Company by reason of any stock split, stock or extraordinary cash dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares or other similar event, substitutions or adjustments will be made by the Committee to the aggregate number or kind of Shares that may be issued under the Plan pursuant to Section 4, to the number or kind of Shares subject to, or the Stock Option or Stock Appreciation Right price per Share under, any outstanding Award, to the number or kind of Shares which have been awarded as Restricted Stock or to the repurchase option price per share relating thereto, to the target number of Performance Shares or Performance Units which have been awarded to any participant, or to any measure of performance, in each case in a manner that reflects equitably the effects of such event or transaction.

(b)
The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, split-up or spin-off, merger, consolidation, stock sale, asset sale or the occurrence of a Change of Control) affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment to the holder of such Option or Stock Appreciation Right in consideration for the cancelation of such Option or Stock Appreciation Right in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Exercise Price of such Option or Stock Appreciation Right and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or Stock Appreciation Right having a per Share exercise price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or Stock Appreciation Right without any payment or consideration therefor.

18.	DESIGNATION OF BENEFICIARY BY PARTICIPANT
A participant may name a beneficiary to receive any payment to which he may be entitled in respect of Restricted Stock Units, Performance Shares, Performance Units or Stock Appreciation Rights under the Plan in the event of his death, on a form to be provided by the Committee. A participant may change his beneficiary from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable to a participant’s executors or administrators, the term “beneficiary” as used in the Plan shall include such person or persons.

19.	CERTAIN ADDITIONAL DEFINITIONS
As used in the Plan, the term “Fair Market Value” shall mean (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares, as of any date, (i) the closing per share sales price of the Shares (A) as reported by the NYSE for such date or (B) if the Shares are listed on any other national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

20.	MISCELLANEOUS PROVISIONS

(a)
No employee or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained in the employ of the Company or any subsidiary.

(b)
A participant’s rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a participant’s death), including but not limited to, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability or such participant.

(c)	No Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

(d)
The Company and its subsidiaries shall have the right to deduct from any payment made under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares upon exercise of a Stock Option, upon settlement of a Stock Appreciation Right, or upon payment of a Restricted Stock Unit, Performance Share or a Performance Unit that the participant (or any beneficiary or person entitled to payment under Section 5(c)(ii)(C) hereof) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares.

(e)	The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

(f)
By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

21.	AMENDMENT
The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Shares which may be issued pursuant to the Plan or the class of employees eligible to participate shall be effective unless and until the same is approved by the stockholders of the Company. No amendment of the Plan shall adversely affect any right of any participant with respect to any Award previously granted without such participant’s written consent.

22.	TERMINATION
This Plan shall terminate upon the earlier of the following dates or events to occur:

(a)	the adoption of a resolution of the Board terminating the Plan; or

(b)	June 30, 2019 ~~ten years from the Effective Date~~.
No termination of the Plan shall alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under the Plan.

23.	EFFECTIVE DATE
The Plan shall be effective as of the date of its adoption by the Board and approval by the Company’s stockholders (such date, the “Effective Date”); provided, however, that no Incentive Share Options may be granted under the Plan unless it is approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted by the Board.

Attention Internet Users:

You can now access your stockholder information on the following the secure internet site: www.computershare.com/investor

Step 1: Register *(1st time users only)*
Click on "Create Login" in the purple box and follow the instructions.

Step 2: Log In *(Returning users)*
Enter your User ID and Password and click the Login button.

Step 3: View your account details and perform multiple transactions such as:

- View account balances
- View transaction history
- View payment history
- View stock quotes
- Change your address
- View electronic stockholder communications
- Buy or sell shares
- Check replacements

If you are not an internet user and wish to contact Symetra Financial Corp. Shareowner Services, you may use one of the following methods:

Call: 1-877-251-3475 **Write:** c/o Computershare, P.O. Box 30170, College Station, TX 77842-3170

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, the 2013 Annual Report on Form 10-K and the 2013 Corporate Report are available at: **www.envisionreports.com/SYA**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SYMETRA
RETIREMENT | BENEFITS | LIFE

Proxy — SYMETRA FINANCIAL CORPORATION

2014 Annual Meeting of Stockholders - May 9, 2014

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Sander M. Levy and Lowndes A. Smith, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Symetra Financial Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 9, 2014 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors' recommendations as listed on the other side of this card.

(Continued and to be marked, dated and signed, on the other side)

SYMETRA
RETIREMENT | BENEFITS | LIFE

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2014.

Vote by Internet

- Go to **www.envisionreports.com/SYA**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2(a), 2(b), 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain
01 - Peter S. Burgess	☐	☐	☐	02 - Robert R. Lusardi	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

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